[***] = Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Certain schedules, exhibits and similar attachments to this exhibit, have been omitted pursuant to Item 601(a)(5) of Regulation S-K. AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE THIS AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (“Agreement”) is made and is effective as of the Effective Date (as defined below), by and between HAWTHORNE AIRPORT, LLC, a Delaware limited liability company (“Seller”), and HAWTHORNE AIRPORT GROUND LEASE LLC, a Texas limited liability company (“Purchaser”). R E C I T A L S: In consideration of the promises hereinafter contained, the purchase price stated in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows: 1. PURCHASE AND SALE OF PROPERTY. Upon and subject to the following terms, covenants and conditions, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase and acquire from Seller all of the following other than the Excluded Property (collectively, “Property”): 1.1 The Ground Lease between The City of Hawthorne, a municipal corporation (“City”), as landlord, and Seller, as tenant, dated January 3, 2005, as amended by a First Amendment to Ground Lease between the City and Seller dated November 22, 2005, as further amended by a Second Amendment to Ground Lease between the City and Seller dated June 13, 2006, as affected by that certain letter from Seller to the City dated October 25, 2007, as further amended by a Third Amendment to Ground Lease between the City and Seller dated June 28, 2017 and as further amended by a Fourth Amendment to Ground Lease between the City and Seller dated January 24, 2024 (as amended, the “Ground Lease”), with respect to the land located in the City of Hawthorne, County of Los Angeles, State of California, depicted on Exhibit A attached hereto (the “City Leased Land”), being all or a part of the land legally described on Exhibit B attached hereto (the “City Land”). 1.2 The subleases (“Subleases”) listed on Exhibit C attached hereto (the “Sublease Exhibit”), between Seller, as sublessor, and the sublessees listed on Exhibit C attached hereto (“Subtenants”). 1.3 The Lease between [***] (“[***]”), as landlord, and Seller, as tenant, dated September 1, 2024 (the “[***]”), with respect to the land located in the City of Hawthorne, County of Los Angeles, State of California, legally described on Exhibit D attached hereto (the “[***]”). 1.4 The Seller’s right, title and interest in and to all buildings, structures and improvements situated on and affixed to the City Leased Land and [***] (collectively the “Leased Land”) so as to be a part thereof including, without limitation, the buildings and hangars described on Exhibit E attached hereto (the “Improvements”). 1.5 The Seller’s right, title and interest in and to all machinery, equipment, appliances, furniture, trade fixtures and other tangible personal property owned by Seller located on the Leased Land or within the Improvements located thereon listed on Exhibit F attached hereto (the “Personal Property”). 1.6 The Seller’s right, title and interest in and to the contracts (the “Assumed Contracts”) listed on Exhibit G attached hereto (the “Assumed Contract Exhibit”). 1.7 Intentionally Deleted. 1.8 The Seller’s right, title and interest in and to any unexpired licenses, approvals, authorizations, permits and franchises issued by any State, Federal, or local municipal authorities relating to the use, maintenance or operation of the Leased Land that in each case are assignable without the consent or approval of any Person (other than an Affiliate of Seller) and at no cost to Seller, except for the Excluded Approvals (collectively, the “Approvals”). 1.9 The Seller’s right, title and interest in and to any unexpired contractor warranties and guaranties (including under architectural and construction contracts) that Seller has received in connection with any work or services performed pursuant to contracts with Seller with respect to the Leased Land, Improvements located thereon or equipment installed therein that in each case are assignable without the consent or approval of any Person (other than an Affiliate of Seller) and at no cost to Seller, except for the Excluded Warranties (collectively, the “Warranties” and each a “Warranty”). 1.10 The Seller’s right, title and interest in and to any drawings, plans, specifications, surveys and manuals and contracts relating to construction, maintenance and operation of the Leased Land or Improvements, if any, that in each case are assignable without the consent or approval of any Person (other than an Affiliate of Seller) and at no cost to Seller (“Plans”). The City and [***] are collectively referred to herein as the “Landlords” and each a “Landlord”. The Ground Lease and [***] are collectively referred to herein as the “Leases” and each a “Lease”. Notwithstanding anything in this Agreement to the contrary, the parties expressly acknowledge and agree that the Property (and each of the Improvements, Personal Property, Assumed Contracts, Approvals, Warranties and Plans) being sold does not include any of the following assets of Seller or any Affiliate of Seller (collectively the “Excluded Property”): (A) all cash, cash equivalents (including certificates of deposit) and bank accounts, except to the extent credited to Seller hereunder; (B) [reserved], (C) accounts receivable and any right or claim to a refund, reimbursement or other payment relating to a period or occurrence prior to the Closing, including any real estate tax refund (subject to the prorations hereinafter set forth); (D) [reserved]; (E) Seller’s insurance and any refund in connection with termination of Seller’s existing insurance policies; (F) any computer software (other than computer software, if any, than runs the energy management, elevators and other systems for the Improvements); (G) Reserved Seller Trade Names, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, trade dress, logos and other intellectual property relating thereto; (H) any buildings, structures, improvements, personal property or rights owned by (i) any of the Landlords under the Leases, or (ii) any of the Subtenants under the Subleases; (I) all licenses, approvals, authorizations, permits and franchises issued by any State, Federal, or local municipal Governmental Entity relating to the 395 Park Place Development Work (“Excluded Approvals”); (J) any contractor warranties and guaranties (including under architectural and construction contracts) related to the 395 Park Place Development Work (“Excluded Warranties”); (K) any other assets listed on Exhibit I attached hereto. 2. PURCHASE PRICE. The purchase price for the Property is [***] Dollars ($[***]) (“Purchase Price”). The Title Company (as later defined) shall act as escrow agent for the parties (in such capacity, “Escrow Agent”) pursuant to a mutually acceptable escrow agreement (the “Escrow Agreement”) to be executed by the parties and Escrow Agent concurrently herewith. The Purchase Price, plus or minus prorations and adjustments as set forth in this Agreement, shall be payable in cash by Federal Reserve wire transfer of immediately available funds at Closing (defined below). 3. TITLE AND SURVEY. 3.1 Survey. As of the Effective Date, Seller has delivered to Purchaser as part of the Due Diligence Materials (as later defined) a copy of the most recent survey(s) (if any) of the Leased Land in the Seller’s actual physical possession. The Purchaser, at its sole cost and expense, may cause the survey(s) delivered by Seller to Purchaser to be re-certified and/or obtain (a) a current dated ALTA survey of the Property prepared by a surveyor licensed in the State in which the Property is located and who is satisfactory to Purchaser or (b) a Zip Map of the Property provided by the Title Company (as defined below) (individually and collectively, the “Survey”). The Survey shall be certified to the Purchaser, Seller, the Title Company and 2 any other party designated by the Purchaser. 3.2 Title Commitment. As of the Effective Date, Seller has furnished to Purchaser a preliminary title report or title commitment for a leasehold owner’s policy of title insurance with respect to the Leased Land (the “Title Commitment”), together with legible copies of all documents pertaining to the exceptions to title listed therein to the extent available, issued by Fidelity National Title Company, located at 4400 MacArthur Blvd., Suite 200, Newport Beach, CA 92660, File No. FBDO-2510408, Attn: [***] (the “Title Company”). The Title Commitment shall name Purchaser as the proposed insured with coverage in the amount of the Purchase Price. The Title Commitment shall state the requirements, if any, which, when satisfied, shall obligate the Title Company to issue a leasehold owner’s title policy pursuant to the most recently approved ALTA standard form title policy used by the Title Company in the State, with the standard printed exceptions concerning parties in possession, unrecorded easements and encroachments removed (provided that if the Title Company requires for removal of any of such standard printed exceptions a survey satisfactory to the Title Company, then Purchaser shall be responsible at is sole cost and expense for obtaining and providing to the Title Company such survey, otherwise the leasehold owner’s policy shall be subject to such standard printed exceptions) (the “Owner’s Policy”), together with any and all endorsements desired by Purchaser that the Title Company has committed to issue prior to the expiration of the Title Objection Period, insuring Purchaser as being vested, as of the Closing Date, with leasehold interests in the Leased Land under the Leases, subject to the Permitted Exceptions (as defined below). All charges and premiums for the Owner’s Policy (excluding any endorsements requested by Purchaser) shall be paid by Seller. If, for any reason not due to Purchaser, the Title Company will not furnish to Purchaser at Closing the Owner’s Policy (in the form of a pro-forma policy) reflecting leasehold interests under the Leases of the Property in Purchaser (subject to the Permitted Exceptions) and otherwise in the form required by this Section 3.2, then Purchaser may, as its sole remedy, terminate this Agreement on written notice to Seller and neither party shall have any obligation or liability to the other under this Agreement, except for the obligations of the respective parties under this Agreement that expressly survive termination (the “Post-Termination Surviving Obligations”). Purchaser shall use commercially reasonable efforts to secure a pro-forma Owner’s Policy in a form acceptable to Purchaser and the Title Company prior to the Closing Date. 3.3 Objections to Title Commitment. Purchaser shall use diligent efforts to complete Purchaser’s review of the Title Commitment and Survey as soon as practicable; provided, however, Purchaser shall have until and including December 12, 2025 (the “Title Objection Period”) to deliver written notice to Seller of Purchaser’s objections to any Permitted Exceptions or other liens, exceptions, conditions or defects of title unacceptable to Purchaser (hereinafter referred to as “Defects”) which may be shown by the Title Commitment or any Survey; otherwise, Purchaser shall be deemed satisfied with the Title Commitment and any Survey and the condition of title without any further action by the parties. Notwithstanding the foregoing, Purchaser shall not be entitled to raise or assert any Defects with respect to matters created by Purchaser or Purchaser’s Representatives (as defined below). In the event Purchaser so notifies Seller of any Defects (the “Defect Notice”), Seller shall have until Closing to cure the Defect or, with Purchaser’s prior written approval, obtain the Title Company’s agreement to affirmatively insure over such Defect, although Seller shall have no obligation to cure or obtain insurance over, such Defects. If Seller does not cure or obtain insurance over any Defect by the Closing, or if Seller notifies Purchaser that it will not attempt to cure or obtain such insurance, Purchaser shall have the option upon written notice to Seller not later than the Closing or three (3) Business Days after such notice from Seller, whichever occurs first, either to (i) terminate this Agreement, whereupon this Agreement shall terminate and neither party shall have any further obligation or liability to the other under this Agreement, except for the Post-Termination Surviving Obligations, or (ii) waive its objection to such Defects and accept title as it then is without any reduction in the Purchase Price. If Purchaser does not notify Seller of its election by the Closing or within said three (3) Business Day period, whichever occurs first, Purchaser shall automatically be deemed to have elected option (i). 3.4 Seller Liens. Notwithstanding the other provisions of this Section 3, Seller shall take such actions required to remove from title any of the following (“Seller Liens”): (a) any liens securing any existing 3 mortgage or deed of trust financing executed by Seller that encumbers all or any portion of the Leases and Improvements (an “Existing Loan”); (b) any mechanics’ liens or materialmens’ liens arising from any work or materials contracted for by or at the direction of Seller that encumber the Property other than liens and claims arising from Purchaser’s due diligence reviews or inspections hereunder (“Seller Mechanics’ Liens”) on the Closing Date; (c) the lien of any unsatisfied judgment against (i) Seller or (ii) the Property provided such judgment is also against Seller; (d) any other monetary liens (provided that such liens can be cured by the payment of a liquidated sum) affecting the Property created by the Seller (e) exceptions and encumbrances to title that survive Closing and are voluntarily created by Seller after the Effective Date without Purchaser’s written consent, except for the Permitted Subleases. Such actions must include obtaining a loan pay-off letter (if applicable) and leaving a portion of the Purchase Price in escrow sufficient to satisfy the Seller Liens (if any). 4. INSPECTIONS. 4.1 Due Diligence Materials; Disclosure Report; Estoppel Affidavits. A. As of the Effective Date, Seller has delivered to Purchaser or made available for review by Purchaser in a data room or otherwise, the documents described on Exhibit J attached hereto in each case to the extent in the actual physical possession of Seller (if any) (together with any other documents, materials, data, analyses, reports, studies and other information made available to Purchaser or any Purchaser Party(ies) for review prior to or on or after the Effective Date and prior to Closing electronically or through an on-line data website, and all information disclosed in the Title Commitment or the Survey, collectively the “Due Diligence Materials”). Purchaser acknowledges and agrees that neither Seller nor any of its officers, directors, partners, agents, managers, members, employees, attorneys, contractors or consultants (collectively, “Consultants” and each a “Consultant”) have made any representation or warranty regarding the truth, accuracy or completeness of any of the Due Diligence Materials, and Seller has not undertaken any independent investigation as to the truth, accuracy or completeness thereof, except as provided for in this Agreement. Except as may be otherwise expressly set forth in Section 5, the furnishing of the Due Diligence Materials and any other materials, documents, reports, or agreements shall not be interpreted in any manner, in and of itself, as a representation or warranty of any type or kind by Seller or any other party related in any way to any of the foregoing. The Due Diligence Materials provided by Seller may not be relied upon by Purchaser or any other party for any purpose. The Purchaser is advised and encouraged to conduct its own independent investigation of the matters within the scope of the Due Diligence Materials. The Purchaser waives and releases all claims of any kind against Seller and the Consultants, or any of them, arising out of or related in any way to the use of the Due Diligence Materials or the information, conclusions or recommendations which they contain. Purchaser further acknowledges and agrees that the Due Diligence Materials may not be inclusive of all documents which Seller has relating to the Property and Purchaser has made its decision to purchase the Property without these excluded documents. All of the Due Diligence Materials (and any other documents or materials provided to Purchaser by Seller) are confidential and shall be held by Purchaser in accordance with the terms of that certain Non-Disclosure Agreement between the parties dated August 12, 2025 (the “Confidentiality Agreement”). B. Promptly after the Effective Date, the Title Company shall deliver to Purchaser, a property disclosure report (“Disclosure Report”) containing the disclosures, if any, which may be required under the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, California Public Resources Code Sections 2621.9, 2694, and 4136, and California Civil Code Sections 1102.6 and 1103.2, and any successor law.  Within three (3) Business Days after receipt of the Disclosure Report, Purchaser may terminate this Agreement by written notice to Seller, whereupon neither party shall have any obligation or liability to the other under this Agreement, except for the Post-Termination Surviving Obligations.  The Disclosure Report fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply and the preparer of the Disclosure Report shall be deemed to be an expert, dealing with 4 matters within the scope of its expertise with respect to the examination and Disclosure Report.  Nothing set forth in this Section 4.1(B) or in any Disclosure Report shall (i) require Seller to remediate any matter referred to in any Disclosure Report or (ii) create any liability by Seller to Purchaser therefore and Seller shall in no event be required to expend funds to remediate any matters disclosed in any Disclosure Report.  Notwithstanding Purchaser’s receipt and review of the Disclosure Report, Purchaser hereby knowingly, voluntarily and intentionally waives its right to disclosure by Seller of natural hazards found in Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, California Public Resources Code Sections 2621.9, 2694, and 4136, and California Civil Code Sections 1102.6 and 1103.2, and any successor law.  This waiver is a material inducement to Seller’s decision to enter into this Agreement and the calculation of the Purchase Price, and Purchaser acknowledges that Seller would not have entered into this Agreement but for this waiver.  In the event that Purchaser fails to terminate this Agreement prior to the end of the three (3) Business Day period described above, PURCHASER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO SELLER THAT IT HAS OBTAINED THE DISCLOSURE REPORT FROM AN EXPERT SATISFYING THE REQUIREMENTS OF CALIFORNIA CIVIL CODE SECTION 1103.4, AND HAS WAIVED ANY OBJECTION TO SUCH DISCLOSURE REPORT.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller have any responsibility for matters not actually known to Seller or for matters for which Purchaser has assumed the risk under any other provision of this Agreement.  The terms and provisions of this Section 4.1(B) shall survive the Closing or the expiration or earlier termination of this Agreement. C. Within ten (10) days after the Effective Date, Seller shall (i) deliver to the City a consent to assignment and estoppel affidavit in the forms attached as Exhibit K hereto (collectively the “Form of City Consent and Estoppel”), and deliver to [***] an estoppel affidavit (with included consent to assignment) in a form to be mutually agreed upon by Seller (solely with respect to provisions relating to Post-Closing [***] Lease Seller Liability contained therein), Purchaser and [***] (the “Form of [***] Estoppel” and together with the Form of City Consent and Estoppel, collectively the “Forms of Estoppels”), and thereafter Seller shall endeavor to obtain completed and executed copies thereof from each Landlord (the “Landlord Estoppels”), and (ii) deliver to each Required Subtenant an estoppel affidavit in the form attached as Exhibit L hereto, and thereafter endeavor to obtain completed and executed copies thereof from each Required Subtenant (the “Subtenant Estoppels”). Promptly after receipt of any Landlord Estoppels or Subtenant Estoppels, Seller will forward a copy thereof to Purchaser, provided that Seller’s failure to deliver or inabililty to obtain any or all of the Landlord Estoppels or Subtenant Estoppels shall not constitute a default by Seller under this Agreement or, in the case of the Subtenant Estoppels (except for the Required Subtenant Estoppels), constitute a condition precedent to either Party’s obligation to close the transactions contemplated by this Agreement. 4.2 Inspections. Prior to the Effective Date, Purchaser had the right at its sole cost and expense, to make such legal, factual and other inquiries, investigations and inspections, to conduct such tests, studies and examinations, to investigate such laws, ordinances and codes, and to conduct such other due diligence as Purchaser deems necessary or advisable in its sole determination, to satisfy itself that the Property is suitable for Purchaser’s intended use, including, but not limited to a Phase I environmental audit (collectively, the “Inspections”). Purchaser shall keep confidential the results of all its Inspections in accordance with the Confidentiality Agreement. Except as permitted under the Confidentiality Agreement, Purchaser shall not disclose any information about the environmental condition of the Property to, or contact, any governmental authority having jurisdiction over the Property regarding environmental matters that come to Purchaser’s attention in the course of its Inspections without the prior written consent of Seller, unless otherwise required by law. In the event such disclosure is required by law, Seller shall have the right, but not the obligation, to elect to satisfy such obligation by making the required disclosure. Purchaser shall not be obligated or required to provide Seller with copies of any inspection reports, environmental site assessments, environmental audits, surveys and other documentation obtained by Purchaser in connection with its Inspections of the Property. Purchaser’s obligations under this Section 4.2 shall survive the Closing or the termination of this Agreement. 4.3 Access. Purchaser and its officers, employees, agents, potential investors, representatives, contractors, consultants, invitees and the Title Company and any other insurance companies (“Purchaser’s 5

Representatives”) shall have reasonable access to the Property until Closing or termination of this Agreement to continue to perform its Inspections, all at Purchaser’s sole cost, expense and risk, although the foregoing right of access does not alter in any respect the acknowledgment and agreement set forth in Section 4.4 hereof. IN PERFORMING THE INSPECTIONS, PURCHASER SHALL NOT PERFORM ANY INVASIVE TESTING, DRILLING, SOIL, SOIL VAPOR, INDOOR AIR OR GROUNDWATER TESTING OR OTHERWISE PHYSICALLY ALTER THE PROPERTY (“INVASIVE TESTING”), EXCEPT WITH THE PRIOR WRITTEN CONSENT OF SELLER (WHICH CONSENT WILL REQUIRE THE SELLER’S APPROVAL OF THE CONTRACTOR PERFORMING THE WORK, THE CONTRACTOR’S INSURANCE AND THE WORK PLAN FOR SUCH ACTIVITIES). Seller, in its sole discretion, may prohibit any such Invasive Testing, including any Phase II studies of the Property. The results of any Invasive Testing shall not be provided to Seller or to any third parties (other than Purchaser’s Representatives), including any federal, state, or local administrative agency or other governmental body, unless Seller requests a copy of such be provided to Seller or a third party or Purchaser is required by applicable Laws (as defined below) to provide a copy of such to a third party (such permitted disclosures being a “Permitted Disclosure”). Purchaser shall indemnify, defend, and hold Seller Parties harmless from all actual damages, actual losses, liabilities, obligations, claims, fines, penalties, out-of-pocket costs and out-of-pocket expenses actually incurred by Seller as result of or arising from Purchaser providing to Seller or to any third parties, including any federal, state, or local administrative agency or other governmental body, but excluding any Purchaser’s Representative, the results of any Invasive Testing, unless such disclosure is in connection with a Permitted Disclosure. Any Inspections of the Property will be coordinated with the Seller upon at least 24 hours advance notice to a representative designated by Seller. Purchaser’s inspections shall not interfere with the operations of the Subtenants under the Subleases. Purchaser shall not contact any of the Subtenants (or their employees, agents or customers) without Seller’s prior written consent and shall not inform any Subtenants or Landlords of the existence of this Agreement. Seller will coordinate reasonable access to all of the Subtenant spaces, subject to the terms of the applicable Subleases. Purchaser shall indemnify, defend, and hold Seller Parties and the Landlords harmless from any Losses actually incurred by any of them to the extent arising out of or related to any actions or the presence of Purchaser and/or Purchaser’s Representatives on the Leased Land or Improvements, provided, that in no event shall Purchaser have any liability (a) to the extent of any Losses are caused by the gross negligence or willful misconduct of Seller and/or (b) for punitive, special, exemplary, consequential, and/or any indirect damages (except to the extent the same are payable by any Seller Party or Landlord to an unrelated third party and such Seller Party or Landlord actually pays the same to such unrelated third party) and/or (c) to the extent of any Losses arising from the mere discovery or disclosure of existing conditions that are not exacerbated by Purchaser or a Purchaser Representative, and in the event of exacerbation, Purchaser’s liability hereunder shall be limited to the extent of such exacerbation). In the event any Inspections disturb any portion of the Property, Purchaser shall, at its sole cost and expense, promptly restore the Property to its prior condition to the extent possible. Purchaser shall maintain, throughout the term of this Agreement and for the period of time after Closing or earlier termination hereof required to fulfill its indemnification obligation hereunder, a commercial general liability insurance policy, written on an occurrence basis, against claims for bodily injuries (including death) and/or property damage, having a combined single limit of not less than $[***] per occurrence. Such policy shall name Seller and the Landlords as additional insureds, shall contain a contractual liability endorsement, and shall provide that the policy cannot be cancelled unless and until ten (10) days prior written notice is given to Seller. The coverage for the additional insured shall be at least as broad as that afforded to the insured. Such insurance shall be primary in the event that Seller or any Landlord carries insurance which covers the same liabilities. Purchaser shall provide Seller with a certificate of insurance evidencing the insurance coverage required hereunder prior to any entry upon the Property for any purpose. Purchaser’s obligations under this Section 4.3 shall survive the Closing or the termination of this Agreement. 4.4 Satisfaction with Inspections. Purchaser expressly acknowledges and agrees that (a) prior to 6 the Effective Date Purchaser completed all of its Inspections and (b) Purchaser is fully satisfied with the results of its Inspections and the condition of the Property and Purchaser shall have no right to terminate this Agreement under this Section 4, whether on account of the condition of the Property or any further Inspections conducted by Purchaser after the Effective Date or otherwise. 5. SELLER REPRESENTATIONS. Seller represents to Purchaser as of the Effective Date and as of the Closing Date that: (a) Authority. Seller is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of Delaware and with the full power and authority to enter into and perform its obligations under this Agreement; this Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms. (b) No Conflict. The execution and delivery of this Agreement by Seller, the performance of Seller’s obligations hereunder, and the consummation of the transaction contemplated hereby, does not conflict with, result in a breach of, or constitute a default under, (i) the terms and conditions of the organizational documents pursuant to which Seller was organized, (ii) except for the Required Consents, any agreement to which Seller is bound, or (iii) any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller. (c) Leases. Other than the Leases, Seller has not entered into any leases, licenses, occupancy agreements or other agreements that entitle Seller to use and occupy the Leased Land under which Seller is the tenant. Seller has delivered or made available to Purchaser copies of the Leases as part of the Due Diligence Materials. (i) The Leases are in full force and effect and none of them has been amended except as described in Section 1 hereof, and (ii) neither Seller nor, to Seller’s Knowledge, any Landlord is in monetary or material non-monetary default or has given or received written notice of any default under any of the Leases that remains uncured, except as may be set forth on Schedule 5(c). (d) Subleases. Other than the Subleases, Seller has not entered into any leases of space, licenses, occupancy agreements or other agreements to occupy all or any portion of the Leased Land that will be in force after the Closing and under which Seller is the landlord. Seller has delivered or made available to Purchaser copies of all Subleases. (i) All of the Subleases are in full force and effect and none of them has been amended except as set forth in the Sublease Exhibit, (ii) there are no security deposits under the Subleases (and all security deposits are in the form of cash) except as set forth in the Sublease Exhibit, and (iii) neither Seller nor, to Seller’s Knowledge, any Subtenant is in monetary or material non-monetary default or has given or received written notice of any default under any of the Subleases that remains uncured, except as set forth on Schedule 5(d). There are no unpaid Leasing Costs owing by the Seller, as landlord (whether payable before or after the Closing) or unexpired free (or reduced) rent under any Sublease as of the Effective Date, except for those (1) set forth in the Leases or on Schedule 5(d) attached hereto, or (2) payable (or required to be incurred) in connection with a Subleasing Transaction occurring after the Effective Date to the extent permitted under Section 8.4 hereof. (e) Litigation. Other than the matters disclosed in Schedule 5(e) attached hereto (the “Litigation Schedule”), (i) there is no action, litigation, condemnation or other legal proceeding against the Property or against Seller that in either case has been served upon Seller and is pending or, to Seller’s Knowledge, has been threatened in writing (in a written notice received by Seller) with respect to the Property or Seller; and (ii) there are no unsatisfied judgments against (i) the Seller or (ii) the Property provided such judgment is also against Seller. 7

(f) Compliance. Except as disclosed in Schedule 5(f), the Disclosure Report or the Due Diligence Materials, (i) Seller has not received any written notice from any Governmental Entity having jurisdiction over the Property to the effect that Seller is not in compliance with applicable Laws other than notices of non-compliance that have been remedied, and (ii) to Seller’s Knowledge, the Seller’s current use and occupation of the Property does not violate applicable Laws. (g) Contracts. Seller has not entered into any service or equipment leasing contracts or other material contracts relating to the Property that run with the land and will be binding on Purchaser and the Property after the Closing, except for the Assumed Contracts and the Permitted Exceptions. The Assumed Contracts are in full force and effect, and have not been amended (except as set forth in the Assumed Contract Exhibit), and Seller is not in monetary or material non-monetary default and neither Seller nor the counterparty has given written notice of any default under the Contracts that remains uncured. Seller has delivered or made available to Purchaser copies of all Contracts Seller uses in its operation of the Property. (h) Environmental Matters. Except as disclosed in Schedule 5(h) or the Disclosure Report, (i) Seller has not received any written notice from any Governmental Entity having jurisdiction over the Property to the effect that Seller is in violation of applicable Environmental Laws, and (ii) neither Seller nor, to Seller’s Knowledge, any Subtenant under any Sublease, has engaged in any operations or activities upon the Property involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials in violation of applicable Environmental Law. (i) Purchase Rights. Except as disclosed in Schedule 5(i), Seller has not granted anyone other than Purchaser any option, right of first refusal or offer or other purchase rights with respect to the Property which remains in effect as of the Effective Date. (j) Foreign Seller. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code. (k) Capital Projects. Except as set forth in Schedule 5(k), (i) all capital improvement projects required under the Leases and/or Subleases to be performed by Seller (“Capital Projects”) have been completed and paid for in full; and (ii) there are no Capital Projects in progress at the Property (l) No Violation of Private Restrictions. Except as disclosed in the Due Diligence Materials, to Seller’s Knowledge, (i) Seller has not received any written notice from any counterparty to any applicable recorded deed restrictions or other covenants, restrictions or agreements listed as exceptions on the Title Commitment (“Private Restrictions”) that Seller’s current use and occupation of the Property violates such Private Restrictions other than notices of non-compliance that have been remedied and (ii) the Seller’s current use and occupation of the Property does not violate any applicable Private Restrictions. (m) Permits. (i) To Seller’s Knowledge, the Approvals listed on Schedule 5(m) attached hereto are in full force and effect, and (ii) Seller has not received written notice challenging the issuance of, or terminating or revoking, such Approvals. (n) Intentionally Deleted. (o) Personal Property. Seller has not granted any Liens on the Personal Property. (p) Insolvency. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed 8 any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors (nor, to Seller’s Knowledge, is the filing of any such petition threatened or contemplated), (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, or (v) made an offer of settlement, extension or composition to its creditors generally. (q) Insurance. Seller has provided Purchaser, as part of the Due Diligence Materials, with certificates or policies evidencing the insurance policies held by Seller with respect to the Property. There have been no insurance claims made by Seller within the past five (5) years from the Effective Date with respect to the Property. (r) Employees. Seller does not have any employees. Seller is not, and is not acting on behalf of, (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code (each of the foregoing a “Plan”), (iii) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or (iv) a “governmental plan” within the meaning of Section 3(32) of ERISA. (s) Title. Except for the Seller Liens, (i) Seller has not granted any Liens on its interest as tenant in the Leased Land under the Leases, and (ii) Seller has not granted any Liens on its rights as sublessor under the Subleases or Assumed Contracts. (t) Anti-Terrorism Laws. Seller is not now, nor shall it be at any time prior to Closing, an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively for purposes of this subsection and subsection 6(d) only, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC “Specially Designated Nationals and Blocked Persons”) or otherwise. (u) Seller’s Representative. Seller’s Representatives (defined below) are the individuals with the most actual knowledge of Seller with respect to the Property. (v) Utility Deposits. Seller does not have on deposit with any utility providers any deposits. As used in this Agreement the term “Seller’s Knowledge” shall mean the current actual knowledge of [***] (collectively, “Seller’s Representative”), without any duty to review any documents or to make any inquiry or investigation. Purchaser acknowledges that the individual named above as Seller’s Representative is named solely for the purpose of limiting the scope of Seller’s knowledge and not for the purpose of imposing any liability or duties upon such individual. Purchaser shall not bring any action of any kind against Seller’s Representative related to or arising out of Seller’s representations provided above or otherwise. All of the 9 representations and warranties of Seller contained in this Section 5 shall automatically be deemed modified to reflect Purchaser’s Knowledge as of 9:45 a.m. (Pacific Time) on the Effective Date. Promptly upon becoming aware of any matter, information, fact or circumstance which occurs or exists prior to the Closing which makes any representation or warranty of Seller contained in this Section 5 untrue in any material respect when made or which would make any representation or warranty of Seller contained in this Section 5 untrue in any material respect if such representation or warranty were made at that time, Seller shall provide Purchaser with written notice of such matter, information, fact or circumstance. Promptly upon becoming aware of any matter, information, fact or circumstance which occurs or exists prior to the Closing which makes any representation or warranty of Seller contained in this Section 5 untrue in any material respect when made or which would make any representation or warranty of Seller contained in this Section 5 untrue in any material respect if such representation or warranty were made at that time, Purchaser shall provide Seller with written notice of such matter, information, fact or circumstance. If a party gives the other a notice as described in either of the preceding two sentences, then in either case Seller shall have the right (but not the obligation) to attempt to cure the same. If Seller elects to attempt to so cure but is unable to so cure the same, or if Seller does not attempt any such cure, then Purchaser, as its sole and exclusive remedy, shall elect either (i) to waive such misrepresentation and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price and without any right to make a claim against Seller with respect thereto, or (ii) to terminate this Agreement by written notice given to Seller on or prior to the Closing Date, in which event this Agreement shall be terminated and thereafter, neither party shall have any further rights or obligations hereunder except for the Post-Termination Surviving Obligations; provided, however, if the misrepresentation is an Intentional and Fraudulent Seller Representation, then Purchaser may instead exercise its remedies under Section 11.1 hereof. If Purchaser does not terminate this Agreement as aforesaid, or, if the misrepresentation is an Intentional and Fraudulent Seller Representation and Purchaser does not exercise its remedies under Section 11.1, or if Purchaser does not notify Seller of any such matter, information, fact or circumstance, and Purchaser consummates the transaction contemplated by this Agreement, then Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, against Seller under this Agreement or otherwise to make a claim against Seller for Damages (as defined below) that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller’s representations or warranties in this Section 5 or elsewhere in this Agreement or any document executed by Seller in connection herewith being untrue, inaccurate or incorrect (including, but not limited to, any Intentional and Fraudulent Seller Representation) if the same was within Purchaser’s Knowledge at the time of Closing. Subject to the terms of this paragraph, the representations and warranties of Seller set forth in this Section 5, as modified as set forth above, shall survive the Closing for a period of [***] from the Closing Date (the “Survival Period”). If any representation or warranty of Seller set forth in this Section 5 was not materially true when made and the parties consummate the transaction contemplated by this Agreement, and the same was not within the Purchaser’s Knowledge at the time of Closing, then Purchaser shall be entitled to commence legal action to recover its actual damages from Seller caused thereby (“Damages”); provided, however (a) any claims by the Purchaser for Damages shall be deemed irrevocably waived and released unless Purchaser has (i) provided Seller with written notice of such claim of breach (together with a detailed description of the claim and the specific representation(s) and warranty(ies) breached by Seller) within the Survival Period and (ii) filed suit against Seller to recover the Damages caused by such breach not later than sixty (60) days after the expiration of the Survival Period; (b) Purchaser shall only be entitled to recover from Seller Damages if the Damages exceed [***] of the Purchase Price in the aggregate in which case Purchaser shall be entitled to recover the full amount of such Damages subject to the following clause (c); (c) Seller’s and 395 Park Place’s aggregate liability for Damages under this Section 5 and under Section 5 of the 395 Park Place Purchase Agreement for breach of any one or more of the representations and warranties set forth in this Section 5 and Section 5 of the 395 Park Place Purchase Agreement when made shall be limited to (x) with respect to representations and warranties other than Fundamental Reps, [***] of the sum of (1) the Purchase Price plus (2) the purchase price under the 395 Park Place Purchase Agreement, in the aggregate and (y) with respect to Fundamental Reps, an amount equal to the sum of (1) the Purchase Price plus (2) the purchase price 10 under the 395 Park Place Purchase Agreement, in the aggregate; and (d) in no event shall Seller have any liability for special, incidental, indirect, exemplary, punitive, speculative or consequential damages (except to the extent the same are payable by Purchaser to an unrelated third party, subject, however, to the other limitations on Damages set forth in clauses (a) through (c) above, and Purchaser actually pays the same to such unrelated third party), including without limitation, loss of profits or revenue, loss of business opportunity, interference with business operations, loss of tenants, lenders, investors, purchasers, diminution in value of the Property, or inability to use the Property, or any right of rescission. As used herein, “Fundamental Reps” shall mean the representations and warranties made in Section 5(a), Section 5(b), Section 5(j), Section 5(r) and Section 5(t) of this Agreement, and Section 5(a), Section 5(b), Section 5(j), Section 5(r) and Section 5(t) of the 395 Park Place Purchase Agreement. The provisions of this Section 5 shall survive Closing but the representations of Seller herein shall only survive Closing as and to the extent provided herein. 6. PURCHASER’S REPRESENTATIONS. Purchaser represents to Seller as of the Effective Date that: (a) Authority. Purchaser is a Texas limited liability company duly organized, validly existing, and in good standing under the laws of California and with the full power and authority to enter into and perform its obligations under this Agreement; this Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms. (b) No Conflict. The execution and delivery of this Agreement by Purchaser, the performance of Purchaser’s obligations hereunder, and the consummation of the transaction contemplated hereby, shall not conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which Purchaser was organized, any agreement to which Purchaser is bound, or, to the best of Purchaser’s actual knowledge, any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Purchaser. (c) No Disparate Bargaining Position. Purchaser is not in a significantly disparate bargaining position with Seller. Further, Purchaser has had an opportunity to be represented by legal counsel and has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of this transaction. Purchaser hereby waives to the fullest extent permitted by law any rights, remedies and benefits under any consumer protection law, whether federal, state or local. Purchaser covenants not to sue Seller under any such consumer protection law. The foregoing waiver is knowingly, intentionally, and voluntarily made by Purchaser, and Purchaser acknowledges that it has had the opportunity to discuss the foregoing waiver and its meaning with legal counsel. Purchaser understands the legal consequences of signing this waiver. The provisions of this waiver shall survive the Closing. (d) Anti-Terrorism Laws. Purchaser is not now, nor shall it be at any time prior to Closing, a Person with whom a U.S. Person, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Specially Designated Nationals and Blocked Persons or otherwise. (e) Purchaser’s Funds. Purchaser has taken, and shall continue to take until Closing, such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price (excluding any funds provided by Purchaser’s lender) are derived (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United 11

States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated. Further, to the best of Purchaser’s knowledge after making due inquiry, neither Purchaser nor any Person providing funds to Purchaser (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of this Subsection (d), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957. Purchaser’s representations and warranties contained in this Section 6 shall survive Closing for the Survival Period. 7. “AS-IS” PURCHASE. 7.1 As-Is Condition. Purchaser warrants and acknowledges to, and agrees with, Seller that Purchaser is a sophisticated purchaser, familiar with the Property, and that Purchaser is purchasing the Property “AS IS”, “WHERE IS” and “WITH ALL FAULTS”, with no right of set-off or reduction in the Purchase Price and, except as expressly provided herein to the contrary, specifically and expressly without reliance on any warranties, representations or guarantees, whether express, implied or statutory, of any kind, nature, or type whatsoever from or on behalf of any Seller Party, including without limitation, warranties, representations or guarantees with respect to (i) the quality, character, or condition of the Property (including the presence of any Hazardous Materials on, at, in, under, above or emanating to or from the Property, or any Hazardous Use on or about the Property), whether latent or patent, (ii) merchantability, habitability, utility, tenantability, workmanship, operations, state of maintenance or repair, (iii) compliance with federal, state, local or other applicable statutes, codes, rules, regulations, ordinances or other laws, or with building or use restrictions, zoning ordinances or other governmental, regulatory or industry standards, including, but not limited to, Environmental Laws, (iv) fitness for a particular use, (v) with respect to the value, profitability or marketability of any part of the Property, (vi) title, possessory rights, use restrictions, tax consequences, availability of access, ingress or egress, or land use or zoning entitlements, (vii) safety, (viii) plumbing, sewer, heating, ventilating, air conditioning, mechanical, electrical, life-safety, alarm or other systems, roofing, foundations, seismic hazard zones, flood hazard zones, wetlands, shorelands, water sources or quality, soils and geology, (ix) lot or parcel size or acreage, (x) any Laws, (xi) any Due Diligence Materials, (xii) any Permitted Exceptions, (xiii) the Leases, the Subleases, the Landlords, the Subtenants, the Assumed Contracts, Approvals, Warranties and Plans, or (xiii) with respect to any other matter or thing relating to or affecting the Property. Seller does hereby disclaim and renounce, and Purchaser acknowledges and agrees that it is not relying on, any such representations or warranties. Purchaser represents and warrants to Seller that Purchaser had ample opportunity prior to the Effective Date to make a proper inspection, examination and investigation of the Property to familiarize itself with its condition and that Purchaser did so to its satisfaction. 12

7.2 No Required Disclosures or Other Obligations. Purchaser further acknowledges and agrees that Seller shall be under no duty to make any affirmative disclosures regarding any matter which may be known to any Seller Party (including pursuant to California Health and Safety Code Section 25359.7), except as specifically set forth herein, and that Purchaser is relying solely upon its own Inspections of the Property and not upon any representations made to it by any person whomsoever. Purchaser agrees that there is no obligation on the part of Seller to develop or make any changes, alterations, improvements or repairs to the Property. Purchaser is solely responsible for obtaining any certificate of occupancy, certificates of compliance, inspections or any other approval or permit necessary for transfer and occupancy of the Property and for any repairs, alterations or improvements necessary to obtain same all at Purchaser’s sole cost and expense. 7.3 Release and Assumption of Risk. Upon Closing, Purchaser, for itself, and the Purchaser Parties (together with Purchaser, collectively the “Releasors”), hereby waives, releases, acquits and forever discharges Seller Parties (hereinafter referred to as “Releasees”) of and from any and all Losses which are in any way connected with, based upon, related to or arising out of any of the following, whether now existing or hereafter arising: (i) the condition of the Property, (ii) the failure of the Property to comply with any Laws or meet any standards, (iii) the presence of any Hazardous Materials on, at, in, under, above or emanating from the Property or any part thereof, or any Hazardous Use on or about the Property or any part thereof, (iv) any violation by or relating to the Property or any part thereof (or the ownership, use, condition, occupancy or operation thereof), or by the Releasors, Releasees or any other Persons, of any Environmental Laws, (v) any failure to provide accurate or complete disclosures or other notice including disclosures or notices required pursuant to any Environmental Laws or other applicable Laws, (vi) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency or any court in connection with any of the matters referred to in clauses (i)-(v) above, or (vii) all matters listed in (i) thru (xiii) of Section 7.1 (collectively, the “Released Matters”); provided, however, the Released Matters shall not include any claim Purchaser may have against Seller after Closing for the following (collectively the “Permitted Post-Closing Purchaser Claim for Damages”): (x) for Damages under Section 5 hereof or (y) for actual damages to the extent resulting or arising from any Intentional and Fraudulent Seller Representation. Releasors hereby expressly assume any and all risk of Losses based on or arising out of or pertaining to the Released Matters. Purchaser agrees, represents and warrants that the Released Matters are not limited to matters which are known, disclosed or foreseeable. Purchaser realizes and acknowledges that factual matters now unknown to it may have given, or may hereinafter give, rise to Losses which are presently unknown, unanticipated and unsuspected. Purchaser further agrees, represents and warrants that the provisions of this Section have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit the Releasees from any such unknown Losses which are in any way related to the Property or any part thereof. Further, anything in this Agreement to the contrary notwithstanding, in no event shall Seller be liable for incidental, special, exemplary or consequential damages (except to the extent the same constitutes a Permitted Post-Closing Purchaser Claim for Damages that is payable by Purchaser to an unrelated third party and Purchaser actually pays the same to such unrelated third party), including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of the Property, or inability to use the Property, or any right of recission, due to the condition of the Property. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ESTABLISHED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. PURCHASER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” 13

PURCHASER EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS OR THE BENEFITS IT MAY HAVE UNDER, OR WHICH MAY BE CONFERRED UPON IT BY, THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE TO THE FULLEST EXTENT THAT IT MAY LAWFULLY WAIVE SUCH RIGHTS OR BENEFITS PERTAINING TO THE SUBJECT MATTER OF THIS RELEASE.                                                                 PURCHASER’S INITIALS /s/ EL  Purchaser understands and agrees that by execution of this Agreement, the Seller does not admit any liability of any nature whatsoever.  Purchaser hereby represents and warrants to Seller that it understands the effect of this waiver and said California Civil Code section and it is represented and has been advised in this regard by its own counsel.  Purchaser acknowledges that it may hereafter discover claims and/or facts now unknown or unsuspected, or in addition to, or different from, those which the Purchaser now knows or believes to be true with respect to the release set forth in this Section 7.3 (collectively, the “General Release”).  Nevertheless, Purchaser intends by the General Release to release fully and forever all claims released hereby (which, for the avoidance of doubt, are not intended to and do not include any Permitted Post-Closing Purchaser Claim for Damages.  Accordingly, this General Release shall remain in full force as a complete release of such claims notwithstanding the discovery or existence of any such additional or different claims and/or facts before or after the date of this Agreement.                    7.4 Assumption of Responsibilities. As of the Closing Date, Purchaser assumes all obligations, liabilities and responsibilities associated with the presence of Hazardous Materials on, at, in, under, above or emanating from the Property, including the responsibility to undertake any required investigation, cleanup, treatment, remediation, corrective action or response activities and to comply with Environmental Laws, irrespective of whether the events giving rise to such obligations occurred prior to, on or after the Closing Date. Purchaser acknowledges and agrees that Seller will have no obligations pursuant to this Agreement to undertake or conduct any investigations, cleanup, remediation, closure and/or other actions with respect to Hazardous Materials, violations of Environmental Law or any non-compliance matter at or with respect to the Property. Purchaser further agrees that any claims arising under Environmental Law with respect to the presence of Hazardous Materials, violations of Environmental Law, or any non-compliance matter are transferred to and become the sole responsibility of the Purchaser as of the Closing Date except for any Permitted Post-Closing Purchaser Claim for Damages. 7.5 Special Studies Zone. Purchaser acknowledges that the Property may be within a special study zone as designated under the Alcquist-Priolo Geologic Hazard Act (Section 2621 of California Public Resources Code).  If the Property is so located, construction or development on Property of any structures intended for human occupancy may be subject to the findings of a geological report prepared by a geologist registered in the State. 7.6 Noncompliant Plumbing Fixtures.  As required by California Civil Code Section 1101.5(e), Seller hereby discloses that:  (A) California Civil Code Section 1101.5(a) provides that, on or before January 1, 2019, all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures; and (B) the Property may have noncompliant plumbing fixtures. 7.7 Survival. The provisions of this Section 7 and each part hereof shall survive Closing or any termination of this Agreement. 8. OPERATION OF PROPERTY PRIOR TO CLOSING OR TERMINATION. 8.1 Maintenance/Operation. Until the earlier of the Closing or the termination of this Agreement, Seller shall use commercially reasonable efforts to maintain and operate the Property in 14 substantially similar manner as prior to the Effective Date pursuant to its normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty, condemnation or events beyond the reasonable control of Seller. 8.2 Assumed Contracts. Seller shall not, without the prior consent of Purchaser, modify. extend or terminate any Assumed Contracts without Purchaser’s written consent. 8.3 Leases. Seller shall not modify, extend or terminate any Lease without the prior consent of Purchaser. Seller shall comply in all material respects with the Leases. 8.4 Subleases. Except for the Permitted Subleases, Seller shall not enter into any New Sublease or modify or terminate any then-existing Sublease or apply any security deposit or grant any consent or waiver relating to any Subtenant under a Sublease without the prior consent of Purchaser; provided, that if Seller is not permitted to unreasonably withhold, condition or delay its consent or waiver under the terms of such Sublease, then Purchaser’s consent under this Section 8.4 shall not be unreasonably withheld, conditioned or delayed. If Purchaser fails to notify Seller in writing of Purchaser’s objections within five (5) Business Days of Purchaser’s receipt of the proposed modification, termination or new lease terms (and a request for Purchaser’s approval), then Purchaser will be deemed to have disapproved the same. In addition to the foregoing, Seller may not consent to any assignment of, or subletting under, any Sublease (except that Purchaser’s prior consent will not be required to the extent that, under the terms of the applicable Sublease or applicable Law, Seller is obligated to consent to the proposed assignment or subletting) without the prior consent of Purchaser. Seller shall comply in all material respects with the Subleases. 8.5 Encumbrances. Seller shall not voluntarily encumber the Property with any mortgages, deeds of trust or other encumbrances, except as expressly permitted in this Agreement, without Purchaser’s consent. Seller will not be in violation of this Section 8.5 by reason of any Seller Liens that are addressed as required under Section 3.4 hereof. 9. CONDITIONS PRECEDENT; TERMINATION. 9.1 Seller Closing Conditions. The obligation of Seller to close the transaction contemplated by this Agreement is subject to the following conditions precedent, in addition to any other conditions precedent to Seller’s obligations under this Agreement set forth elsewhere in this Agreement: 9.1.1 The truth, in all material respects, of the representations and warranties of Purchaser set forth in this Agreement, as of the Closing Date, as though made on and as of the Closing Date, except for representations and warranties made as of a specified date (other than the “Effective Date,” the “date hereof,” or the “date of this Agreement”), the accuracy of which will be determined as of that specified date. 9.1.2 All Required Consents shall have been obtained. 9.1.3 All transactions contemplated by 395 Park Place Purchase Agreement shall close simultaneously herewith. 9.2 Purchaser Closing Conditions. The obligation of Purchaser to close the transaction contemplated by this Agreement is subject to the following conditions precedent, in addition to any other conditions precedent to Purchaser’s obligations under this Agreement set forth elsewhere in this Agreement: 9.2.1 The truth, in all material respects, of the representations and warranties of Seller set forth in this Agreement (other than the representations set forth in Section 5(u) which shall be true in all respects), as of the Closing Date, as though made on and as of the Closing Date, as such representations and warranties may be modified or waived as provided in Section 5 hereof, except for representations and 15 warranties made as of a specified date (other than the “Effective Date,” the “date hereof,” or the “date of this Agreement”), the accuracy of which will be determined as of that specified date, as such representations and warranties may be modified or waived as provided in Section 5 hereof. 9.2.2 The Title Company has irrevocably committed to furnish to Purchaser at Closing the Owner’s Policy (in the form of a pro-forma policy) reflecting leasehold interests under the Leases of the Property in Purchaser (subject to the Permitted Exceptions) and otherwise in the form required by Section 3.2. 9.2.3 All Required Consents shall have been obtained. 9.2.4 All Landlord Estoppels in the forms attached hereto as Exhibit K shall have been obtained. 9.2.5 All Required Subtenant Estoppels in the forms attached hereto as Exhibit L shall have been obtained. 9.2.6 Without limiting the condition precedent in Section 9.2.1 above, the representations and warranties of Seller set forth in Section 5(c)(i) and (ii) and in Section 5(d)(i) and (iii) shall be true, in all material respects, as of the Closing Date, as though made on and as of the Closing Date, as such representations and warranties may be modified or waived as provided in Section 5 hereof. 9.2.7 All transactions contemplated by the 395 Park Place Purchase Agreement shall close simultaneously herewith. 9.3 Termination. Subject to Section 10.1 below, if any of the conditions set forth in this Section 9 has not been fulfilled (or waived in writing) by the Outside Closing Date, then the Party in whose favor such condition exists may terminate this Agreement. Any such termination election made by a Party in accordance with this Section 9.3 must be effectuated, if at all, by notice delivered to the other Party prior to Closing. Upon any such termination, Seller and Purchaser will be relieved of any further obligation or liability under this Agreement except for the Post-Termination Surviving Obligations. 10. CLOSING. 10.1 Closing Date. Subject to the terms and conditions of this Agreement, Purchaser and Seller shall close the purchase and sale of the Property (the “Closing”) on the day (the “Closing Date”) that is two (2) Business Days following the satisfaction of conditions to Closing set forth in Section 9.1.2, Section 9.2.2 and Section 9.2.3. If the Closing does not occur by the date that is thirty (30) days from the Effective Date (the “Outside Closing Date”), either party shall have the right to terminate this Agreement by written notice to the other, whereupon neither party shall have any further obligation or liability to the other under this Agreement, except for the Post-Termination Surviving Obligations; provided, however, if any conditions to Closing set forth in Section 9.1 or 9.2 are not satisfied as of the Outside Closing Date, then either Party shall have the right, one or more times, upon written notice to the other Party, to extend the Outside Closing Date to a date not later than December 30, 2025 (or such earlier date as set forth in such notice from such Party). Closing shall occur no later than 10 a.m. (Pacific Time) by escrow at the offices of the Title Company, or at such other time and place as Seller and Purchaser may agree to in writing. Unless the parties otherwise agree in writing, the Title Company is hereby designated as the “reporting person” for the transaction pursuant to Section 6045(e) of the United States Code and the regulations promulgated thereunder. 10.2 Possession. Upon completion of the Closing, possession of the Property shall be provided to Purchaser on the Closing Date, subject to the Permitted Exceptions. 10.3 Seller Closing Documents. On the Closing Date, Seller shall execute and deliver or cause to be executed and delivered to Purchaser (or, in the case of the documents noted below, the Title Company) the 16 following: (a) Assignment and Assumption of Leases. An assignment and assumption of the Leases, which assignment and assumption is in the forms attached as Exhibit M-1 and Exhibit M-2 hereto (the “Assignment of Leases”); (b) Assignment and Assumption of Subleases. An assignment and assumption of the Subleases and any remaining security deposits under the Subleases, which assignment and assumption is in the form attached as Exhibit N hereto (the “Assignment of Subleases”); (c) Bill of Sale and Assignment. A quit claim bill of sale and assignment conveying to Purchaser the Personal Property, Approvals, Warranties and Plans, if any, in the form attached as Exhibit O hereto (the “Bill of Sale”); (d) Assignment and Assumption of Contracts. An assignment and assumption of the Assumed Contracts in the form attached as Exhibit P hereto (“Assignment of Contracts”); (e) Landlord Notice Letter. A letter signed by Seller or Seller’s agent notifying the Landlords under the Leases that Purchaser is now the tenant under the Leases; (f) Tenant Notice Letter. A letter signed by Seller or Seller’s agent notifying the Subtenants under the Subleases that Purchaser is now the landlord under the Subleases, that any security deposit has been transferred to Purchaser and directing future rent to be paid to Purchaser. Seller shall arrange for delivery of the notices in accordance with Cal. Civ. Code § 1950.7(d); (g) Owner’s Affidavit. An owner’s affidavit in favor of the Title Company (including an indemnity and with such other changes as negotiated by Seller and the Title Company), which Seller shall execute and deliver to the Title Company; (h) Closing Statement. A closing statement; (i) Certificate of U.S. Status. A Certificate confirming Seller’s non-foreign status under Section 1445 of the Code and Treas. Reg. Section l.1445-2T (or any successor regulation); (j) California Form 593. To avoid required withholding Seller may deliver to Escrow Agent a California Form 593, executed by Seller; (k) Declaration Form. Any State, County and local transfer tax declarations and forms required by law to be executed by Seller; and (l) Authorization Documents. Such documents as are necessary to fully authorize the sale of the Property by Seller as contemplated herein, and such other authority documents that are reasonably required by the Title Company, all of which shall be executed and/or delivered by Seller to the Title Company. (m) Additional Documents. Such other documents as are customary and reasonably required by the Title Company, subject to Seller’s approval, which Seller shall execute and/or deliver to the Title Company. 10.4 Purchaser’s Closing Documents. On the Closing Date, Purchaser shall deliver to Seller (or, in the case of the documents noted below, the Title Company): (a) Purchase Price. The Purchase Price (plus or minus prorations and adjustments as set forth in 17 this Agreement), in cash by Federal Reserve wire transfer of immediately available funds; (b) Closing Statement. An executed closing statement; (c) Assignment of Leases. The executed Assignment of Leases; (d) Assignment of Subleases. The executed Assignment of Subleases; (e) Bill of Sale. The executed Bill of Sale; (f) Assignment of Contracts. The executed Assignment of Contracts; (g) Resolutions. A true and correct certified copies of resolutions of Purchaser authorizing the purchase of the Property and the execution and delivery of the closing documents to be executed on behalf of Purchaser; (h) Declaration Form. Any State, County and local transfer tax declarations and forms required by law to be executed by Purchaser; and (i) Additional Documents. Such documents as are necessary to fully authorize the purchase of the Property by Purchaser as contemplated herein, and such other authority documents that are reasonably required by the Title Company, all of which shall be executed and/or delivered by Purchaser to the Title Company. 10.5 Prorations and Adjustments. The following prorations and other Closing adjustments will be made between Seller and Purchaser as of the Closing Date. Except as otherwise provided, such prorations will be made on the basis of the actual number of days elapsed over the applicable period, with Purchaser being deemed to be the owner of the Property during the entire day on the Closing Date. The net amount of such prorations and adjustments under this Section 10.5 will be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Purchaser’s favor) the Purchase Price payable at Closing. 10.5.1 Rent and Other Tenant Charges under the Leases. All rent and other tenant charges under the Leases and security deposits, if any, as follows: (A) Base rent under the Leases for the current month of Closing shall be prorated as of the Closing Date. (B) In accordance with and subject to the terms of the Leases, “Impositions” as defined in each of the Leases with respect to the applicable Property (“Impositions”) for the tax year in which the Closing occurs (“Current Tax Year”) shall be prorated as of the Closing Date. Seller will be responsible for the payment of any Impositions for any period ending prior to the Closing (including any tax year ending prior to the Current Tax Year) and Purchaser will be responsible for any period commencing on or after the Closing Date. In no event will Seller be charged with or be responsible for (i) any Impositions to the extent any Subtenant is paying or responsible for payment of such Impositions directly to the taxing authority, (ii) any increase in Impositions resulting from the transaction contemplated by this Agreement, (iii) any change in use of the Property on or after the Closing Date, or (iv) from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment payable during the current period (in which the Closing occurs) will be prorated (with Purchaser assuming the obligation to pay any subsequent installments). (C) In the case of the Ground Lease, (1) with respect to the annual payment of “Additional Rent” required 18 under the Ground Lease (“Ground Lease AR”), on or before the date that is two (2) Business Days prior to the Closing Date, Seller shall provide an interim statement of the estimated payment of the Ground Lease AR due to the City under the Ground Lease, if any, and Purchaser shall receive a credit at Closing in such amount, if any. (2) On or before the earlier to occur of (1) the date that is 10 Business Days prior to the deadline required for the delivery of the applicable annual reconciliation statement under each Lease, and (2) the date that is 120 days after the end of the Current Lease Year of the Ground Lease, Purchaser shall deliver to Seller a reconciliation statement (“Final Ground Lease AR Reconciliation Statement”) setting forth its good faith estimate of the total Additional Rent for the Current Lease Year of such Lease, and a reconciliation of such amount against the credit, if any, provided to Purchaser at Closing. As applicable, either Purchaser shall thereafter promptly pay to Seller any excess credit provided to Purchaser at Closing, or Seller shall thereafter promptly pay to Purchaser any shortfall in the credit provided to Purchaser at Closing. Seller shall promptly make available to Purchaser (to the extent not already delivered to Purchaser) such books and records, billings and other information and otherwise cooperate (without being required to incur any liability or material out-of-pocket cost) as Purchaser may reasonably request to complete the Final Ground Lease AR Reconciliation Statement for Seller’s period of ownership of the Ground Lease. Purchaser shall be responsible for making the Ground Lease AR payment to the City for the year in which the Closing occurs. (D) In the case of the [***], (1) with respect to the payment of “Additional Rent” required under the Ground Lease (“[***]”), the currently monthly payment of [***] will be prorated as of the Closing Date. (2) promptly after Purchaser receives [***]’s annual reconciliation statement for [***] the end of calendar year 2025, Purchaser shall furnish Seller with a copy thereof and, as applicable, Purchaser shall promptly refund to Seller any overpayment of the [***] made by Seller allocable to the period prior to Closing, and Seller shall promptly pay to Purchaser any underpayment of [***] made by Seller allocable to the period prior to Closing. (3) From and after the Closing Date, Seller shall have no right to pursue any claims related to payment of [***]. (E) Seller shall receive a credit at Closing for any security deposits deposited by Seller with the Landlords under the Leases. 10.5.2 Rent and Other Tenant Charges under Subleases. All rent and other tenant charges under the Subleases and security deposits, as follows: 10.5.2.1Prepaid Rent and Security Deposits. Seller shall deliver or provide to Purchaser on the Closing Date a credit in an amount equal to all prepaid rentals for periods after the Closing (including fixed rent paid for the month in which the Closing occurs) and, to the extent actually deposited by Subtenants with Seller, all cash security deposits including interest, if any, that have not been applied to Subtenant obligations under the Subleases). 10.5.2.2Identified Pre-Closing Rent. As of the Closing Date, there will be no proration of any rent that a tenant under a Sublease delivers to either Purchaser or Seller and that such tenant has identified, at the time of such delivery, as constituting payment or rent for work orders, services or other special items performed or provided prior to Closing or for reconciliation payments or rent for lease years ending before Closing (“Identified Pre-Closing Rent”). To the extent Purchaser or Seller receives any Identified Pre-Closing Rent on or after the Closing Date, such payments will be applied (A) first, to Purchaser’s actual, documented and reasonable out-of-pocket costs of collection, (B) second, to the rent (or 19 other tenant charges) owed by such tenant for the month in which the Closing occurs (but this clause (B) will apply only to amounts received during the month in which the Closing occurs), allocated on a per diem basis, (C) third, to the rent (or other tenant charges) owed by such tenant to Purchaser, and (D) fourth, to the rent (or other tenant charges) owed to Seller, with Seller’s or Purchaser’s share thereof being promptly delivered to Seller or Purchaser, as applicable. If Seller receives any Identified Pre-Closing Rent, Seller shall cause such Identified Pre-Closing Rent to be remitted to Purchaser if, as, and when collected to be applied pursuant to this Section 10.5.2.2. 10.5.2.3Uncollected Amounts. Rents and other tenant charges (including tenant reimbursements) that are delinquent (or payable but unpaid) as of the Closing Date will not be prorated on the Closing Date. To the extent Purchaser or Seller receives from a tenant rents (or other tenant charges) on or after the Closing Date such payments will be applied (A) first, to Purchaser’s actual, documented and reasonable out-of-pocket costs of collection, (B) second, to the rent (or other tenant charges) owed by such tenant for the month in which the Closing occurs (but this clause (B) will apply only to amounts received during the month in which the Closing occurs), allocated on a per diem basis, (C) third, to the rent (or other tenant charges) owed by such tenant to Purchaser, and (D) fourth, to the rent (or other tenant charges) owed to Seller, with Seller’s or Purchaser’s share thereof being promptly delivered to Seller or Purchaser, as applicable. (1) Until the date that is six (6) months after the Closing, Purchaser shall include such delinquencies (or unpaid amounts) in its normal billing and shall use commercially reasonable efforts to pursue the collection thereof in good faith after the Closing Date in the usual course of Purchaser’s operation of the Property, subject to subsection (3) below. Any delinquencies or unpaid amounts collected shall be applied pursuant to Section 10.5.2.3. Purchaser may not waive any delinquent (or unpaid) rents or modify a Sublease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s consent or paying the delinquency to Seller. (2) Seller reserves the right to pursue any remedy for damages against such Subtenant for any sums due to Seller for periods attributable to Seller’s ownership of the Property (but following the Closing may not terminate any Sublease or any Subtenant’s right to possession). However, Seller may not exercise any such remedy for a period of six (6) months after the Closing, and shall provide Purchaser with prior written notice of Seller’s intention to commence or pursue any legal proceedings and consult with Purchaser regarding any contact with any tenant under a Sublease before contacting such tenant. Purchaser shall reasonably cooperate with Seller, at no out-of-pocket cost to Purchaser, in any collection efforts hereunder, subject to subsection (3) below. Any delinquencies or unpaid amounts collected shall be applied pursuant to Section 10.5.2.3. (3) Purchaser will not be required to bring an action, institute arbitration, or declare a default under any Sublease or pursue any other remedy in connection with the recovery from Subtenants of such delinquencies or other unpaid amounts. (4) If any rent or other subtenant charges are received by Seller after the Closing, Seller shall promptly turn over such amounts to Purchaser for proration in accordance with Section 10.5.2.3 of this Agreement. (5) However, with respect to delinquent or other uncollected rents and any other amounts or other rights of any kind respecting subtenants who are no longer subtenants of the Property as of the Closing, Seller will retain all rights relating thereto; provided, however, any delinquencies or unpaid amounts collected shall be applied pursuant to Section 10.5.2.3. 10.5.2.4Current Sublease Year Subtenant Reimbursements – Generally. Subtenant reimbursements under a Sublease, for the lease year thereunder in which the Closing occurs (“Current Sublease Year” of such Sublease), will be allocated to Seller or Purchaser based on the underlying 20

“Reimbursable Expenses” (as defined below) paid or deemed paid (or credited to the other Party hereunder) by Seller or Purchaser, respectively, based on its respective period of ownership of the applicable Sublease during such lease year. (A) “Reimbursable Expenses” for a Sublease means the portion of the property taxes and assessments, insurance, common area maintenance and other expenses of the applicable portion of the Property incurred or deemed incurred by the landlord that is reimbursable to the landlord by the tenant under such Sublease (whether or not such expenses are prorated under this Agreement). Reimbursable Expenses will be determined in accordance with the applicable Sublease, including any Sublease provisions that provide for the adjustment of Reimbursable Expenses based on occupancy changes (i.e., “gross-up” provisions) or a surcharge payable to the landlord (with the understanding that to the extent such an adjusted Reimbursable Expense exceeds the portion thereof actually incurred and paid, it will be deemed to be a Reimbursable Expense incurred and paid by the landlord). (B) Without limiting the foregoing, if a Sublease provides for base year amounts or caps for taxes or other operating expenses, then such base year amounts and caps will be prorated, on a per diem basis, in determining Reimbursable Expenses with respect to such Sublease. 10.5.2.5Current Sublease Year Subtenant Reimbursements – Interim Reconciliation. On or before the date (the “Interim TR Reconciliation Delivery Date”) that is two (2) Business Days prior to the Scheduled Closing Date, Seller shall provide a statement (“Interim TR Reconciliation Statement”) of Reimbursable Expenses paid or deemed paid (or to be credited to Purchaser hereunder) by Seller and the Subtenant reimbursements received by Seller under each Sublease in effect on the Interim TR Reconciliation Delivery Date for the portion of the Current Sublease Year ending on the last day of the last full calendar month prior to the Interim TR Reconciliation Delivery Date (“Interim TR Reconciliation Statement Date”). (A) If such Reimbursable Expenses are less than such tenant reimbursements for such period, then Purchaser will receive a credit at Closing for the difference. (B) If such Reimbursable Expenses are greater than such tenant reimbursements for such period, then Seller will receive from Purchaser such deficiency after payment by the applicable Subtenant as and when received from the applicable Subtenant or in connection with the annual reconciliation provided below. (C) Purchaser shall, after the Closing, assume responsibility for the collection of Subtenant reimbursements, refunds of overpayments and reconciliations as provided in each Sublease for the Current Sublease Year. (D) Tenant reimbursements for Reimbursable Expenses received for the month in which the Closing occurs will be equitably adjusted. 10.5.2.6Current Sublease Year Subtenant Reimbursements – Final Reconciliation. (A) On or before the earlier to occur of (1) the date that is 10 Business Days prior to the deadline required for the delivery of the applicable annual reconciliation statement under each Sublease, and (2) the date that is 120 days after the end of the Current Sublease Year of each Sublease, Purchaser shall deliver to Seller a reconciliation statement (“Final TR Reconciliation Statement”) setting forth its good faith estimate of (a) the total Reimbursable Expenses for the Current Sublease Year of such Sublease for each Party, (b) the Subtenant reimbursements received under such Sublease for the Current Sublease Year of such Sublease by each Party, (c) the closing credit provided to Purchaser, if any, for such Subtenant reimbursements, and (d) a calculation of the difference, if any, determined by subtracting (i) the total Reimbursable Expenses paid or deemed paid (or credited to the other Party) by each Party, from (ii) the total Subtenant reimbursements received by or credited to such Party. A positive difference is herein called a “TR 21

Surplus” and a negative difference is herein called a “TR Deficiency.” Seller shall promptly make available to Purchaser (to the extent not already delivered to Purchaser) such books and records, billings and other information and otherwise cooperate (without being required to incur any liability or material out-of-pocket cost) as Purchaser may reasonably request to complete the Final TR Reconciliation Statements for Seller’s period of ownership of the applicable Sublease. (B) If Seller has received a TR Surplus under a Sublease for the Current Sublease Year, then Seller shall promptly pay Purchaser such TR Surplus (to the extent not already credited to Purchaser at Closing) and Purchaser shall promptly pay to the applicable tenant the TR Surplus owed by Seller and any TR Surplus owed by Purchaser with respect to such Sublease. (C) If Seller is owed a TR Deficiency under a Sublease for the Current Sublease Year, then Purchaser shall promptly pay Seller such TR Deficiency as and when received from the tenant under such Sublease. However, if both Seller and Purchaser are owed a TR Deficiency under a Sublease for the Current Sublease Year, then (rather than the order of priority specified in Section 10.5.2.3) subtenant reimbursement reconciliation amounts (after deduction for Purchaser’s actual, documented and reasonable out-of-pocket expenses of collection, including reasonable attorneys’ fees) will be applied pursuant to Section 10.5.2.3. 10.5.2.7Prior Sublease Year Subtenant Reimbursements. Seller will be responsible for the refunds of overpayments and reconciliation of Subtenant reimbursements with Subtenants for Reimbursable Expenses and Subtenant reimbursements thereof for any lease year ending prior to the Closing Date, all in accordance with the terms of the Subleases. Seller will be permitted to make and retain copies of all Subleases and all billings concerning Subtenant reimbursements for such prior years. Purchaser shall provide Seller with reasonable access to the books and records pertaining to such Subtenant reimbursements, and shall otherwise cooperate with Seller (without being required to incur any liability or material out-of-pocket cost) for the purpose of enabling Seller to respond adequately to any claim by Subtenants for reimbursement of Subtenant reimbursements previously paid by such Subtenants in such prior lease year. Without limiting the foregoing, Seller shall send the Subtenants any required reconciliation statement for such lease years as and when required under the Subleases. Purchaser shall apply any refunds or other payments received by Purchaser from Subtenants for such prior lease years pursuant to Section 10.5.2.3. 10.5.2.8395 Park Place Subleases. Notwithstanding anything in this Section 10.5.2 to the contrary, in no event shall there be any interim or final reconciliation of any Reimbursement Expenses for the Subleases between Seller as sublandlord and 395 Park Place as subtenant (the “395 Park Place Subleases”), and the provisions of Section 10.5.2.4, Section 10.5.2.5 and Section 10.5.2.6 shall not apply to the 395 Park Place Subleases. 10.5.3 Reserved. 10.5.4 Utilities. As of the Closing Date, Purchaser shall transfer all utilities at the Property to its name or establish new utility accounts, as applicable, and where necessary, post deposits with the utility companies. Seller shall use commercially reasonable efforts to cause all utility meters for which Seller is obligated to remit payment directly to the utility provider to be read as of the Closing Date. Seller will be entitled to recover any Seller deposits held by any utility company as of the Closing Date and Seller will not be entitled to any credit from Purchaser for the same except to the extent that all or any portion of such deposit is transferred to Purchaser in connection with the Closing. All charges for utilities for which Seller is obligated to remit payment directly to the utility provider will be prorated outside of Closing as soon as practicable after the Closing Date. 10.5.5 Reserved. 22

10.5.6 Subleasing Costs and Free (or Reduced) Rent. Subleasing Costs and free (or reduced) rent will be allocated as set forth in this Section 10.5.6. 10.5.6.1Definitions. As used herein: (A) “Subleasing Costs” means, with respect to a particular Sublease, to the extent the landlord under such Sublease is responsible for the payment of such expense: tenant improvement expenses, tenant allowances in lieu of or as reimbursements for tenant improvement expenses, payments made for purposes of satisfying or terminating the obligations (of the Subtenant under such Sublease) to the landlord under another lease (i.e., lease buyout expenses), and other tenant inducements (other than free or reduced rent) paid to or for the benefit of the Subtenant under such Sublease; architectural, engineering and similar out-of-pocket costs related to the build-out by the Subtenant under such Sublease that are not covered by such Subtenant’s tenant improvement allowance; and leasing commissions. (B) “Subleasing Transaction” means (1) the execution of a Sublease, (2) the exercise of a cancellation, renewal, extension, expansion, or other option under a Sublease, or (3) the amendment of a Sublease. (C) The “Outstanding Subleasing Cost and Remaining Free (or Reduced) Rent Schedule” means Schedule 10.5.6.1. 10.5.6.2 Seller Subleasing Costs. With the exception of the Subleasing Costs identified on Schedule 10.5.6.2 (the “Purchaser Additional Leasing Cost Schedule”), which will be Purchaser’s responsibility if the Closing occurs, Seller will be responsible for all Subleasing Costs that are payable (whether before or after the Closing) by reason of a Subleasing Transaction occurring prior to the Effective Date. 10.5.6.3Purchaser Leasing Costs. If the Closing occurs, then, with the exception of the Subleasing Costs identified on Schedule 10.5.6.3 (the “Seller Additional Subleasing Cost Schedule”), which will be Seller’s responsibility, Purchaser will be responsible for all Subleasing Costs payable (whether before or after Closing) by reason of a Subleasing Transaction occurring on or after the Effective Date to the extent such Subleasing Transaction is permitted pursuant to Section 8.4 of this Agreement. 10.5.6.4Free (or Reduced) Rent. Purchaser shall be entitled to a credit at Closing for free (or reduced) rent under a Sublease for the period on or after the Closing Date as set forth on Schedule 10.5.6.4 (the “Free (or Reduced) Rent Credit Schedule”). 10.5.6.5Payments, Reimbursements and Credits. If, as of the Closing Date, Seller has paid any Subleasing Costs for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall provide Seller a credit to reimburse Seller therefor at Closing. Seller shall pay (or cause to be paid) prior to Closing, or credit Purchaser at Closing (to the extent unpaid), all Subleasing Costs for which Seller is responsible pursuant to the foregoing; and, notwithstanding Purchaser’s reimbursement obligation above, Seller shall pay (or cause to be paid) when due all Subleasing Costs payable after the Effective Date and prior to Closing. 10.5.7 General Provisions. 10.5.7.1The prorations and payments to be made on the Closing Date will be made on the basis of the Closing Statement. No later than two (2) Business Days prior to the Closing Date, Seller shall deliver to Purchaser such available proration back-up as the Parties may reasonably request. Purchaser and Seller shall use commercially reasonable efforts to cause the Title Company to deliver to Purchaser and Seller an initial proposed draft of the Closing Statement for Purchaser’s and Seller’s review and approval prior to the Closing Date. 23

10.5.7.2If any prorations made under this Section 10.5 prove to be incorrect for any reason (e.g., because an annual reconciliation is challenged by a Subtenant and corrected), then any Party will be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information will be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. 10.5.7.3Except as otherwise provided in this Section 10.5, all reprorations and other post-Closing payments, prorations and adjustments contemplated by this Section 10.5 must be completed no later than (and the corresponding obligations under this Section 10.5 will continue until) the date that is six (6) months after the Closing Date. 10.5.7.4As soon as reasonably practicable after the end of the calendar year in which the Closing occurs and at such other times as a Party may reasonably request, the other Party shall deliver such documentation in the possession or reasonable control of such other Party as may be reasonably requested to substantiate the prorations under this Section 10.5, including any year-end reconciliations. The terms of this Section 10.5 shall survive the Closing. 10.6 Closing Expenses. Purchaser shall pay for its own attorneys’ fees, cost of the Inspections, the cost of any Survey, cost of any title endorsements requested by Purchaser, and the recording fees for the Deed. Seller shall pay at Closing the title premium for the Owner’s Policy (excluding endorsements requested by Purchaser) and its own attorneys’ fees. Any state, county or local transfer taxes shall be paid by Seller in accordance with local practice in the City of Hawthorne in Los Angeles County. Any closing fee charged by the Title Company shall be shared equally by the parties. All costs or expenses of performance of obligations hereunder and of the consummation of the transactions contemplated herein that have not been specifically assumed by either party under the terms hereof shall be borne by the party incurring such cost or expense. 10.7 Brokers. Each party represents and warrants to the other that neither has dealt with any broker or other finder in connection with its sale and purchase of the Property or this transaction, except for [***] (“Seller’s Broker”) and [none] (“Purchaser’s Broker”). If the Closing occurs, then Seller shall pay Seller’s Broker in accordance with their separate agreement and Purchaser shall pay Purchaser’s Broker in accordance with their separate agreement. Purchaser will indemnify and hold Seller harmless from and against any and all claim, loss, liability, cost or expense (including reasonable attorneys’ fees) resulting from any claim that may be made by Purchaser’s Broker or any other broker or person claiming a commission, fee or other compensation by reason of this transaction based upon any statement or agreement alleged to have been made by Purchaser. Seller will indemnify and hold Purchaser harmless from and against any and all claim, loss, liability, cost or expense (including reasonable attorneys’ fees) resulting from any claim that may be made by Seller’s Broker or any other broker or person claiming a commission, fee or other compensation by reason of this transaction based upon any statement or agreement alleged to have been made by Seller. The indemnification obligations in this Section 10.7 shall survive the Closing or termination of this Agreement. 10.8 Post-Closing Subtenant Estoppels. For the period from the Closing Date until six (6) months thereafter (the “Post-Closing Subtenant Estoppel Period”), Seller shall use commercially reasonable efforts to obtain the Post-Closing Subtenant Estoppels. Upon the expiration of the Post-Closing Subtenant Estoppel Period, Seller shall have no further obligation to seek to obtain any Post-Closing Subtenant Estoppels. The provisions of this Section 10.8 shall survive Closing. 10.9 Post-Closing Covenants. 10.9.1 Billboard. Seller and Advanced Air have applied to the City for a permit/approval to operating a billboard on a part of the Property and for Seller to sublease to Advanced Air that part of the Property for such purpose (collectively, the “Billboard Transaction”), which Billboard Transaction will be evidenced by agreement substantially in the form attached as Exhibit S (the “Billboard 24

Transaction Agreements”). The Billboard Transaction will not close before the Closing, and Seller has no obligation or liability to Purchaser if the Billboard Transaction does not close; provided, that Seller continues to use commercially reasonable efforts to close the Billboard Transaction for a period not to exceed six (6) months from Closing. If the Billboard Transaction closes, then Seller shall promptly assign or otherwise cause Purchaser to be substituted for Advanced Air in the Billboard Transaction Documents, and Purchaser agrees to execute such Billboard Transaction Agreements in place of Advanced Air. The provisions of this Section 10.9.1 shall survive Closing. 10.9.2 Intentionally Deleted. 10.9.3 [***]. The [***] provides that Seller is not released from any obligation or liability under the [***] upon the Closing and assignment and assumption of the [***] by Purchaser (the “[***]”). Purchaser agrees that (a) Purchaser shall indemnify, defend, and hold Seller harmless from any Losses arising from or related to the [***] or any [***] to the extent first accruing or arising from or after the Closing except to the extent such Losses are the result of or arise from (i) Seller’s gross negligence or willful misconduct or (ii) the [***] Fuel Tank Noncompliance (as defined below), (b) Purchaser shall not assign the [***] and obtain from [***] or its successor in interest a release from any obligation or liability under the [***] unless concurrent therewith [***] or its successor in interest also releases Seller from any obligation or liability under the [***], and (c) Purchaser will use commercially reasonable efforts to cause [***] or its successor in interest to release Seller from any obligation or liability under the [***] arising from or related to the [***] or any [***] to the extent first accruing or arising from or after the Closing. The provisions of this Section 10.9.3 shall survive Closing. 10.9.4 Corrective Documents. For the period commencing on the Effective Date through the date that is six (6) months from Closing, Seller will use commercially reasonable efforts for to deliver to Purchaser the documents listed on Schedule 10.9.4 attached hereto. The provisions of this Section 10.9.4 shall survive Closing. 10.9.5 [***] Fuel Tank Compliance. Seller acknowledges that as of the Effective Date the fuel tanks subject to the [***] Lease (the “[***] Fuel Tanks”) are not in compliance with applicable Law and not operational (the “[***] Fuel Tank Noncompliance”). Seller shall use diligent efforts to provide evidence reasonably satisfactory to Purchaser that the [***] Fuel Tanks are in compliance with all applicable Laws and operational. Seller shall indemnify, defend, and hold Purchaser harmless from any Losses to the extent arising from or related to the [***] Fuel Tank Noncompliance. 10.10 Transition Services Agreement. For [***] following Closing (the “Transition Period”), Seller shall provide reasonable support and assistance to Purchaser in connection with Purchaser’s operation and maintenance of the Property including, without limitation, (a) assisting with the management and maintenance of the Property in good workmanlike condition and in compliance, in all material respect, with all applicable Law, the Leases and the Subleases, (b) using commercially reasonable efforts to help maintain any and all Approvals necessary for the continued use and operation of the Property and cure any outstanding violations with respect thereto, (c) aiding in the collection of rents, security deposits and other amounts due under the Subleases, (d) coordinating with Subtenants pursuant to the Subleases, (e) assisting with the maintenance of books and records in accordance with generally acceptable accounting principles, and (f) any other support or assistance in the ordinary course of business that is reasonably requested by Purchaser. In addition, during the Transition Period, Seller shall use commercially reasonable efforts to transition the operation and management of the Property to Purchaser or Purchaser’s designee and otherwise cooperate with the reasonable requests of Purchaser related to such transition. Seller hereby acknowledges that Seller has no authority to act for or represent Purchaser except as authorized by Purchaser in writing. It is understood and agreed that nothing in this Section 10.10 is intended to create nor will be construed to create an employer-employee relationship, a partnership, joint venture, agency, employment, trust or other relationship between Seller and Purchaser or any of their respective employees or agents. Seller’s relationship to Purchaser will at all times be that of independent contractor. Seller shall not have any authority to create any obligation, 25 express or implied, in the name or on behalf of Purchaser, except as authorized by Purchaser in writing. 11 DEFAULT. 11.1 Default by Seller. If Seller shall materially breach the terms of this Agreement (other than any representation or warranty of Seller set forth in this Agreement), fail to close the transaction contemplated by the terms of this Agreement (provided that all conditions benefiting Seller have been satisfied or expressly waived in writing), or Seller shall make an Intentional and Fraudulent Seller Representation prior to Closing, and in each case such breach or failure shall not be cured within ten (10) days after receipt of written notice thereof from Purchaser (provided that no notice or cure period shall be provided for the failure to complete the Closing on the date required herein), Purchaser may as its sole and exclusive remedy either (i) terminate this Agreement by written notice to Seller and receive from Seller any and all documented, out-of-pocket costs and expenses (including, without limitation, legal fees and expenses) actually incurred by Purchaser or 395 Park Place Purchaser in connection with the negotiation of this Agreement and the 395 Park Place Purchase Agreement and Purchaser’s and 395 Park Place’s investigations, up to a maximum amount of $[***] in the aggregate under both this Section 11.1(i) and Section 11.1(i) of the 395 Park Place Purchase Agreement, or (ii) obtain specific performance of Seller’s obligations under this Agreement; provided, however, that (A) Purchaser shall only be entitled to such specific performance remedy if (A) Purchaser files suit for specific performance within sixty (60) days after the Closing Date, and (B) Purchaser is not in default under this Agreement, and (B) in the event specific performance is not available because of a Bad Faith Seller Transfer, pursue any and all available remedies at law or equity (including, without limitation, actual damages). Upon such termination under option (i) and payment to Purchaser as required thereby, neither Party shall have any further claim against or liability to the other Party under this Agreement, except for the Post-Termination Surviving Obligations. Except as set forth in this Section 11.1, Purchaser irrevocably waives all other rights and remedies in the event of Seller’s default, including without limitation, the right to seek judgment against Seller for actual, special, consequential, incidental, indirect, exemplary, punitive, speculative or consequential damages, including without limitation, loss or profits or revenue, loss of business opportunity, interference with business operations, loss of tenants, lenders, investors, purchasers, diminution in value of the Property, or inability to use the Property, and any right to rescission; provided, however, that notwithstanding anything to the contrary set forth in this Agreement, the foregoing waiver is not intended to and does not apply to any claim Purchaser may have against Seller after Closing for (x) Permitted Post-Closing Purchaser Claim for Damages or (z) any other Post-Closing Surviving Obligations. 11.2 Default by Purchaser. If Purchaser shall fail to close the transaction contemplated by the terms of this Agreement (provided that all conditions benefiting Purchaser have been satisfied or expressly waived in writing), and such default shall not be cured within ten (10) days after the receipt of notice thereof from Seller (provided that no notice or cure period shall be provided for the failure to complete the Closing on the date required herein), Seller may as its sole and exclusive remedy terminate this Agreement and demand, as liquidated damages, an amount equal to [***] of the Purchase Price plus the purchase price under the 395 Park Place Purchase Agreement in the aggregate (the “Liquidated Sum”), and upon payment to Seller and 395 Park Place of the Liquidated Sum neither party shall have any further obligation or liability to the other under this Agreement or the 395 Park Place Purchase Agreement, except for the Post-Termination Surviving Obligations and the “Post-Termination Surviving Obligations” as defined in the 395 Park Place Purchase Agreement. In the event Seller elects to terminate this Agreement pursuant to this Section, Purchaser and Seller agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer and Purchaser and Seller do hereby agree that a reasonable estimate of the total net detriment that Seller would suffer in the event that Seller terminates this Agreement pursuant to this Section 11.2 is and shall be an amount equal to the Liquidated Sum, together with the accrued interest thereon. Such payment of the Liquidated Sum is not intended as a penalty, but as full liquidated damages. SUCH RETENTION OF THE LIQUIDATED SUM BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR 26

PROVISION. Purchaser Initials: /s/ EL_____________ Seller Initials: /s/ LS__________________ Provided, however, neither the termination of this Agreement nor the Closing shall limit, affect or impair any (i) indemnity, defense and hold harmless obligations of Purchaser hereunder, or (ii) any of the Post-Termination Surviving Obligations of Purchaser hereunder which expressly survive termination of this Agreement or the Closing; Seller shall not be restricted from bringing an action against the Purchaser seeking damages for or relief from any failure to comply with or breach by the Purchaser of any such obligations, or for expungement or relief from any lis pendens, injunction or other restraint. Notwithstanding the foregoing, if upon an action filed by Purchaser a court determines that forfeiture of the Liquidated Sum is an illegal penalty, then Seller retains all its rights and remedies at law or in equity as a result of Purchaser’s default hereunder. With respect to any Purchaser obligations hereunder which survive Closing, nothing in this Section limits any of Seller’s rights and remedies with respect to a breach of this Agreement after Closing by Purchaser. 12 DAMAGE OR DESTRUCTION; CONDEMNATION. If, prior to the Closing Date (i) all or a material part of the Improvements are damaged or destroyed by fire or other casualty, or (ii) all or a material part of the Property is taken by condemnation or eminent domain, then Seller shall give Purchaser prompt notice of the same prior to Closing, but will have no obligation to repair or replace (or cause to be repaired or replaced) any such damage, destruction or taken property (a “Casualty/Condemnation Notice”), and either party shall have the right to terminate this Agreement by written notice to the other within ten (10) days after such Casualty/Condemnation Notice is given, but not later than Closing (provided, however, Purchaser shall not be entitled to exercise such termination right if the casualty was caused by Purchaser or Purchaser’s Representatives). Upon termination of this Agreement pursuant to this Section 12, neither party shall have any further obligation or liability to the other under this Agreement, except for the Post-Termination Surviving Obligations. If neither party terminates, or if less than a material part of the Improvements or Property, as applicable, is damaged or destroyed or Property is taken, then this Agreement shall remain in effect and at Closing: (i) in the case of a fire or other casualty, Seller shall assign to Purchaser all of Seller’s right, title and interest, if any, in and to any proceeds of insurance on the Property to Purchaser plus an amount equal to the cost to repair uninsured or under-insured portions of the casualty, and Seller shall also credit Purchaser at Closing with an amount equal to the applicable deductible or self-insured retention amount under Seller’s insurance (but in no event shall (1) amounts assigned or credited to Purchaser pursuant to this Section 12 exceed (2) the estimated total cost to Purchaser as of the Closing Date to fully repair the damage), and (ii) in the case of a taking, Seller shall assign to Purchaser all of Seller’s right, title, and interest in and to any awards that may be made for such taking. For the purpose of this Section 12, a “material” part of the Property shall be deemed to have suffered a casualty loss or taking if: (A) any counterparty to any Lease or Sublease has the right terminate or abate rent under any Lease or Sublease, as applicable, as a result thereof, (B) the cost to repair such casualty or restore such taking exceed five percent (5%) of the Purchase Price for the Property, (C) the Property will, as a result of such taking or condemnation, not be in compliance with the applicable Laws (including, without limitation, any parking requirements) or (D) access to or use of the Property (or any portion thereof, including, without limitation, any parking areas) is materially and adversely affected. Seller and Purchaser each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of this Agreement shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Property, as applicable. 13 MISCELLANEOUS. 13.1 Survival. The terms, covenants, conditions, representations, warranties, disclaimers and agreements of this Agreement shall not survive and shall not be enforceable after the Closing Date except as may be otherwise expressly provided herein. Except as otherwise expressly provided herein, Purchaser’s acceptance of the Closing Documents shall be deemed a discharge of all of the obligations of Seller hereunder. Any representations or warranties made by the parties hereunder shall not include or extend to any matters that 27 are or come within the personal knowledge of the other party. 13.2 Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreements between the parties hereto with respect to the transactions contemplated herein, and such agreements supersede all prior oral and written understandings or agreements between the parties, including, but not limited to, the Term Sheet between the Parties executed on or about September 23, 2025. 13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, successors and permitted assigns. Purchaser shall have the right to assign this Agreement immediately prior to Closing without Seller’s prior written consent to an entity under common control with Purchaser; provided that, (i) Purchaser provides not less than ten (10)) days prior written notice to Seller thereof, (ii) the assignee shall agree in writing to be bound by, and shall assume, all of the Purchaser’s obligations, agreements, covenants, indemnities, representations and warranties under this Agreement and the Confidentiality Agreement, and (iii) the assignor shall not be relieved of any obligation or liability under this Agreement or the Confidentiality Agreement. 13.4 Waiver; Modifications. Failure by Purchaser or Seller to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties. 13.5 TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO THE PERFORMANCE OF THE PARTIES’ OBLIGATIONS HEREUNDER. 13.6 Drafting. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other. The provisions of this Section 13.6 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 13.7 Governing Law. This Agreement is executed in and shall be governed by, and construed under, the laws of the State. 13.8 Notices. Any notice or consent required to be given pursuant to this Agreement or otherwise desired to be delivered by one party to the other, shall be effective only if in writing which is (a) personally delivered to such party at its address set forth below (or to such other place as the party to receive such notice shall have specified by notice in advance thereof), (b) sent by certified mail with postage prepaid, return receipt requested to such party at such address, (c) sent by overnight air courier\, or (d) sent by email transmission. Notice shall be deemed given (i) upon personal delivery, (ii) two (2) Business Days following mailing, (iii) one (1) Business Day following deposit with an overnight air courier or (iv) upon transmission of an email. Notices shall be deemed properly addressed if given at the following addresses: If to Seller:  Hawthorne Airport, LLC  Attn: Levi R. Stockton  12101 Crenshaw Blvd,  Hawthorne, California 90250  Email: [***]   With a required copy to:  Nicholas P. Scavone, Jr.  Bodman PLC 28

 201 W. Big Beaver, Suite 500  Troy, Michigan 48084  Email: [***] If to Purchaser: Hawthorne Airport Ground Lease LLC c/o Archer Aviation Inc. 190 W. Tasman Dr. San Jose, California 95134 Attn: Eric Lentell Email: [***] With a required copy to: Gibson Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111 Attention: Christopher R. Harding Email: [***] Notices hereunder to be sent by Seller to Purchaser may be sent by Seller’s legal counsel and shall be deemed valid notices by Seller to Purchaser. Notices hereunder to be sent by Purchaser to Seller may be sent by Purchaser’s legal counsel and shall be deemed valid notices by Purchaser to Seller. 13.9 Performance. Whenever this Agreement requires that something be done within a period of days, such period shall (i) not include the day from which such period commences, (ii) include the day upon which such period expires, (iii) expire at 5:00 p.m. Pacific time on the date by which such thing is to be done, and (iv) be construed to mean calendar days (unless specifically stated otherwise herein); provided that if the final day of such period falls on a day that is not a Business Day, such period shall extend to the first Business Day thereafter. 13.10 Counterparts. It is understood and agreed that this Agreement may be executed in several counterparts, each of which, for all purposes, shall be deemed to constitute an original and all of which counterparts, when taken together, shall be deemed to constitute one and the same agreement, even though all of the parties hereto may not have executed the same counterpart. Delivery of signatures by DocuSign or PDF shall be deemed delivery of originals. Unless approved otherwise by Seller in its sole discretion, Purchaser must execute this Agreement via DocuSign (as posted and sent out by Seller). 13.11 Use of Headings. The use of headings within this Agreement are for ease of reference and convenience only and shall not be used or construed to limit or enlarge the interpretation of the language hereof or the enforcement of this Agreement. 13.12 No Offer; Back-Up Offers. This Agreement does not constitute an offer and shall not be binding on the parties unless and until executed by both of them. Purchaser understands that Seller may negotiate with other parties and may enter into back-up contracts for the sale of the Property. The back-up contracts will be subject and subordinate to this Agreement so long as this Agreement is in full force and effect and Purchaser is not in default hereunder. 13.13 Severability and Interpretation. Each provision of this Agreement must be interpreted in a way that is valid under applicable law. If any provision is held invalid, the rest of this Agreement will remain in effect. Each of the parties acknowledge that either they and/or their counsel have reviewed this Agreement and have suggested changes to its language and, therefore, any rule of construction that any ambiguity shall be 29 construed against the drafter of this Agreement shall not apply in interpreting its provisions. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 13.14 No Obligations to Third Parties. This Agreement is for the sole benefit of Purchaser and Seller, and none of its provisions may be relied on by, or shall be construed to create an obligation of Purchaser or Seller for the benefit of, any third party. 13.15 No Recording. Neither this Agreement nor a memorandum hereof, nor any other document shall be recorded in the real estate records by or on behalf of Purchaser to give record notice of the existence of this Agreement or otherwise. 13.16 Gender, Etc. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa. 13.17 Legal/Tax Consequences. Purchaser understands this Agreement contains provisions which may have legal and tax consequences for Purchaser and Purchaser has had full opportunity to obtain qualified legal and tax advice regarding this transaction. 13.18 Limitation on Liability. No present or future partner, member, manager, director, officer, shareholder, employee, advisor, agent, attorney, or asset/property manager of or in Seller or Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each party and its respective successors and assigns and, without limitation, all other persons and entities, shall look solely to assets of the other party for the payment of any claim or for any performance, and both parties hereby waive any and all such personal liability. The limitations on liability contained in this Section 13.18 are in addition to, and not in limitation of, any limitation on liability provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 13.19 Attorney Fees. If litigation or other legal proceedings arising out of or under this Agreement is commenced by one Party against the other and the prevailing Party in any such litigation or other legal proceeding will be entitled to recover its actual and reasonable attorney fees and costs from the other Party. The provisions of this Section 13.23 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. 13.20 Public Disclosure. Prior to the Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form reasonably approved by Seller. Notwithstanding the foregoing, following the Closing, each party shall have the right to (a) announce the acquisition of the Property provided that any public announce of the transaction shall be made using only such information as is customarily found in public announcements of such transactions and (b) make public disclosures required by Law or the rules and regulations of a securities exchange (including, without limitation, filing a Form 8-K). 13.21 Confidentiality. The parties agrees that the Purchase Price and other terms of this Agreement, the Due Diligence Materials and the results of the Inspections are confidential and shall not be disclosed by any party without the prior written consent of other party, except for disclosures permitted pursuant to the Confidentiality Agreement and Section 13.20 hereof, and disclosures made by Seller in connection with obtaining or requesting any Required Consents, Landlord Estoppels or Subtenant Estoppels. 13.22 No Lien. This Agreement is not and shall not be deemed or considered to convey or be an interest in or lien against the Property. 30

13.23 1031 Exchange. Either Party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code, provided that: (i) the non-exchanging party shall be provided no less than five (5) days prior written notice of such Exchange and the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the exchange be a condition precedent or condition subsequent to either party’s obligations under this Agreement; (ii) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) the non-exchanging party shall not be required to take an assignment of the purchase agreement for the replacement property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (iv) the non-exchanging party shall not by this Agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner, (2) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with §1031 of the Internal Revenue Code, or (3) be required to incur any material additional cost, expense or delay. All costs, fees and expenses attendant to the Exchange shall be the sole expense of the party electing the Exchange. 13.24 395 Park Place Purchase Agreement. Concurrent with the execution of this Agreement, Seller and 395 Park Place Purchaser, an affiliate of Purchaser, have entered into the 395 Park Place Purchase Agreement. Notwithstanding anything in this Agreement to the contrary, (a) the Seller’s and Purchaser’s respective obligations under this Agreement are contingent on the concurrent closing and consummation of the transactions contemplated by the 395 Park Place Purchase Agreement in accordance with the respective terms thereof, and the Closing and each “Closing” as defined in the 395 Park Place Purchase Agreement (collectively, “395 Park Place Closing”) shall occur simultaneously, (b) if the 395 Park Place Purchase Agreement is terminated for any reason prior to Closing, then this Agreement shall automatically terminate, and (c) a default by 395 Park Place or 395 Park Place Purchaser under the 395 Park Place Purchase Agreement shall constitute a default by Seller or Purchaser respectively under this Agreement. 13.25 Binding Agreement. Seller and Purchaser acknowledge and agree that this Agreement is intended to be binding and enforceable and each party waives any right to challenge the enforceability of this Agreement based on discretion afforded Purchaser in evaluating the fulfillment of the contingencies or conditions contained in this Agreement. Purchaser covenants and agrees to exercise good faith in seeking to satisfy such contingencies and conditions. Seller acknowledges that such efforts by Purchaser will require Purchaser to expend time and resources in investigating the Property and that such expenditures constitute good and sufficient consideration to Seller for Seller’s acceptance of this Agreement. Ten Dollars ($10.00) (the “Independent Consideration”), in addition to the Purchase Price and independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances.. Purchaser and Seller also agree that upon waiver of the last of any contingency or condition under this Agreement, that this Agreement shall be deemed affirmed without inclusion of the waived contingencies or conditions. 13.26 Exclusivity. Seller hereby agrees that (a) from and after the Effective Date until the Closing or expiration or earlier termination of this Agreement in accordance with the terms hereof, Seller shall not, directly or indirectly (including without limitation through its agents), market, solicit, accept, enter into or initiate (or continue) any discussions, negotiations, inquiries, agreements, proposals or offers pertaining to any sale of, or any other capital transaction with respect to, all or any portion of the Property (or any direct or indirect interest therein). 13.27 Effective Date. As used herein, the “Effective Date” shall mean the later of the Seller Execution Date and Purchaser Execution Date, each of which is set forth on the signature page hereof. 14 CERTAIN DEFINED TERMS. As used herein: “395 Park Place” shall mean 395 Park Place, LLC, a California limited liability company. 31

“395 Park Place Development Agreement” shall mean the Development Agreement between Purchaser and 395 Park Place dated and effective as of the Closing Date, as it may be amended from time to time, the form and substance of which will be mutually agreed to by the parties as and when more fully set forth in the 395 Park Place Purchase Agreement. “395 Park Place Development Work” shall mean the “Project” as defined in the 395 Park Place Development Agreement to be performed and completed by 395 Park Place as provided therein. “395 Park Place Purchase Agreement” shall mean the Agreement for Purchase and Sale of Real Estate between 395 Park Place, as seller, and 395 Park Place Purchaser, as purchaser, dated and effective as of the Effective Date, as it may be amended from time to time. “395 Park Place Purchaser” shall mean Hawthorne Airport Improvement LLC, a Texas limited liability company, an affiliate of Purchaser. “1031 Exchange Closing” shall mean the closing and consummation of the acquisition of the replacement property with respect to the “Exchange” as defined in the 395 Park Place Purchase Agreement. “Advanced Air” shall mean Advanced Air, LLC dba Jet Center Los Angeles, a California limited liability company. “Affiliate” of a Person (as defined below) means any other Person that directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common Control with such first Person. “Control” of a Person means the possession, direct or indirect, of the power to decide, affirmatively (by direction) or negatively (by veto), the management and policies of such Person, whether through the ownership of voting interests, by contract or otherwise, and will in any event include the ownership or power to vote the Affiliate Control Percentage or more of the outstanding equity or voting interests of such Person. A requirement that one or more other parties agree to or approve a set of decisions (e.g., “major decisions”) does not deprive a Person of “control. “Bad Faith Seller Transfer” means a voluntary sale, mortgage, encumbrance or other transfer by Seller to a third party after the Effective Date and prior to Closing or the earlier termination of this Agreement, of or affecting all or a substantial portion of the Property in breach of this Agreement. “Business Day” means any day other than a Saturday, Sunday or federal or California holiday on which banks or the recorder’s office (for land records) located in Los Angeles County are closed. “Closing Document” means any certificate, instrument or other document executed by a Party or an Affiliate of a Party and delivered pursuant to this Agreement. “Environmental Laws” shall mean all Laws concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Laws (a) relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, petroleum, petroleum-based materials, petroleum-based wastes, asbestos, asbestos-containing materials, presumed asbestos-containing materials, chemicals, industrial materials, solid wastes, Hazardous Materials, toxic substances or toxic wastes to, from, in, on or under ambient air, indoor air, surface water, ground water, soil, geologic formations, lands, equipment, structures or building materials, or (b) otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, petroleum, petroleum-based materials, petroleum-based wastes, chemicals, industrial materials, solid wastes, Hazardous Materials, toxic substances or toxic wastes. Environmental Laws include, without limit, the California Hazardous Waste Control Act, Cal. Health & Safety Code §§ 25100 et seq.; the California Hazardous Substance Account Act, H.&S.C. §§ 25300 et seq.; the California Safe Drinking Water and Toxic Enforcement Act, H.&S.C. §§ 25249.5, et seq.; the California Hazardous Waste Management Act, H.&S.C. 32

§§ 25170.1 et seq.; H.&S.C. §§ 25501 et seq. (Hazardous Materials Response Plans and Inventory); the Porter-Cologne Water Control Act, Cal. Water Code §§ 13000 et seq.; H.&S.C. §§ 25280, et seq. (Underground Storage of Hazardous Substances); H.&S.C. § 25915 et seq.; H.&S.C. § 25359.7; H.&S.C. §§ 2595 et seq.; Cal. Labor Code §§ 6501.5 et seq.; and Title 22 of the California Code of Regulations; all as amended to the date hereof. “Entity” means a partnership (general, limited or limited liability), corporation, limited liability company, association, joint stock company, business trust, trust, joint venture, unincorporated organization, or other legal, commercial or non-profit entity (including any Governmental Entity). “Governmental Entity” means any federal, state or local government, governmental, quasi-governmental, judicial, legislative, administrative or regulatory entity or authority, or any department, agency, instrumentality, commission, or political subdivision thereof or any court, tribunal, or judicial body. “Hazardous Materials” shall mean any substances, compounds, mixtures, wastes or materials that are defined to be, that are regulated as, that are listed as or that (because of their toxicity, corrosivity, ignitability, reactivity, concentration or quantity) have characteristics that are hazardous or toxic under any of the Environmental Laws, or any substances, compounds, mixtures, wastes or materials that are otherwise regulated under any of the Environmental Laws. Without limiting the generality of the foregoing, Hazardous Materials includes: (a) any article or mixture that contains a Hazardous Material; (b) petroleum or petroleum products; (c) asbestos, asbestos-containing materials and presumed asbestos-containing materials; (d) polychlorinated biphenyls; (e) per- and polyfluoroalkyl substances – known as PFAS; (f) any substance the presence of which requires reporting, investigation, removal or remediation under any Environmental Laws, (g) mold and (h) lead paint. “Hazardous Use” shall mean the use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release or threatened release of Hazardous Materials at, to, from, in on or under the Property or any portion thereof by any individual, person or entity, including without limitation, any lessee, occupant, and/or user of the Property or any portion thereof, including without limitation, Seller or Purchaser, whether known or unknown, and whether occurring and/or existing prior to the Effective Date or on or at any time after the Effective Date, and at any time after Closing. “Intentional and Fraudulent Seller Representation” means any material representation and warranty made by Seller in Section 5 of this Agreement that (a) was materially false when made by Seller, (b) was known by Seller (to Seller’s Knowledge) at the time made to be materially false (regardless of whether the applicable representation and warranty was limited to Seller’s Knowledge), (c) was made by Seller with the specific intent to deceive Purchaser, (d) was not known by Purchaser (to Purchaser’s Knowledge) to be false prior to the Closing Date (or, in the case of the use of the term “Intentional and Fraudulent Seller Breach” in Section 11.1 hereof only, prior to the expiration of the Title Objection Period), and (e) was actually relied upon by Purchaser to its detriment and such reliance was reasonable. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding Laws and any regulations, rulings and guidance issued by the Internal Revenue Service. “Laws” means any federal, state or local laws, statutes, ordinances, rules, resolutions, regulations, codes, advisories, executive orders or judicial judgments or orders, enacted, issued, adopted, promulgated, applied, or hereafter imposed by any Governmental Entity, including building, zoning and environmental protection. “Liens” shall mean any security interests, liens, mortgages, deeds of trust, charge or pledges of any nature. 33

“Losses” shall mean any and all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, injuries, losses of every kind and nature (including, without limitation, sums paid in investigation, defense, settlement and litigation of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, and “Loss” shall mean any one of the Losses. “New Subleases” means, collectively, any licenses, leases and any other occupancy agreements entered into by Seller with respect to the Property on or after the Effective Date in accordance with Section 8.4 of this Agreement. “Party” means Seller or Purchaser. “Person” means an individual, estate, or Entity. “Permitted Exceptions” shall mean the following exceptions: (i) easements, rights-of-way, adverse interests, restrictions, reservations, agreements, notifications, oil and gas leases, mineral rights, water rights and other matters of record; (ii) exceptions to title set forth in the Title Commitment to which Purchaser does not object within the time required by Section 3.3 or to which objection was timely made by Purchaser as provided in Section 3.3 but waived as provided in Section 3.3 (provided that in no event shall a Seller Lien be deemed a Permitted Exception); (iii) any matters which an accurate survey or inspection of the Property would disclose, including matters set forth on the Survey (if any) to which Purchaser does not object or to which objection was made by Purchaser but waived as provided in Section 3.3; (iv) all Laws applicable to the Property; (v) the rights of the public and of any governmental unit in any part thereof taken, used or deeded for street, road, highway, wetland, utility or drainage purposes; (vi) the interest, if any, of any governmental unit in the oil, gas and mineral rights in and under the Property; (vii) taxes and assessments, whether general or special, and any lien arising therefrom, which are not due and payable as of the Closing Date; (viii) any liens or other matters arising from Purchaser’s Inspections (as defined below) of the Property; (ix) the Leases; (x) the Subleases; (xi) the rights of the Landlords under the Leases; (xii) the rights of the Subtenants under the Subleases and any sub-subtenant or licensee claiming directly or indirectly by or through them, and any defects, liens, encumbrances, adverse claims or other matters created, suffered, assumed or agreed to at any time by any of them; and (xiii) any defects, liens, encumbrances, adverse claims or other matters created, suffered, assumed or agreed to at any time by any of the Purchaser Parties, or anyone claiming directly or indirectly by or through any of them. “Permitted Subleases” shall mean New Subleases and/or amendments to existing Subleases described on Exhibit T attached hereto. “Post-Closing Subtenant Estoppels” shall mean the Subtenant Estoppels for the Subleases for the following Subtenants (a) [***], (b) [***] and (c) [***]. “Post-Closing Surviving Obligations” means those obligations of the respective Parties that (A) arise upon the Closing under this Agreement and the Closing Documents, or (B) expressly survive Closing and apply (or continue to apply) to a period after Closing, including but not limited to the post-Closing proration obligations under Section 10 (Closing), the indemnities in this Agreement, the release and other provisions of Section 7, and the obligations under Section 10.7 (Brokers), Section 10.9 (Post-Closing Covenant), Section 10.10 (Transition Services Agreement), and Section 13 (Miscellaneous). “Purchaser’s Knowledge” shall mean, as of any applicable date of determination (a) solely with respect to Section 6, the current actual knowledge of Purchaser Knowledge Parties and (b) except with respect to Section 6, the actual knowledge of Purchaser Knowledge Parties, or any of them, and (i) all matters and information disclosed in any of the Due Diligence Materials made available to Purchaser or any Purchaser 34

Party(ies) in the data room for this transaction located at [***], (ii) matters and information discovered by or disclosed to Purchaser or any Purchaser Party(ies) in any thirty party consultant or Inspection reports contracted by or at the direction of Purchaser, (iii) all matters and information disclosed by Seller to Purchaser or by Purchaser to Seller with respect to any representations and warranties made by Seller under Section 5 hereof, and (iv) all matters and information set forth in this Agreement or any exhibit or schedule hereto. “Purchaser Knowledge Parties” shall mean [***] “Purchaser Parties” shall mean the Purchaser, its parents, subsidiaries and affiliates, and each of their respective officers, directors, shareholders, trustees, partners, members, managers, partners, joint venturers, employees, agents, contractors, attorneys, brokers, auctioneers, servants, purchasers, invitees, licensees, concessionaires, representatives, successors and/or assigns, and “Purchaser Party” shall mean any one of the Purchaser Parties. “Required Subtenant Estoppels” shall mean Subtenant Estoppels from (a) [***], and (b) [***]. “Required Subtenants” shall mean (a) [***], (b) [***], (c) [***], (d) [***] and (e) [***]. “Reserved Seller Trade Names” shall mean [none]. “Required Consents” shall mean the consents described in Exhibit R attached hereto. “Seller Parties” shall mean the Seller, its parents, subsidiaries and affiliates, and each of their respective past and present officers, directors, shareholders, trustees, partners, members, managers, partners, joint venturers, employees, agents, contractors, attorneys, brokers, auctioneers, servants, purchasers, invitees, licensees, concessionaires, Consultants (if any), representatives, successors and/or assigns, and “Seller Party” shall mean any one of the Seller Parties. “State” shall mean the State of California. [remainder of page intentionally left blank] 35

 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written below. SELLER: HAWTHORNE AIRPORT, LLC, a Delaware limited liability company By: /s/ Levi Stockton______________________________ Its: Authorized Person_____________________________ Seller Execution Date: November 5, 2025 PURCHASER: HAWTHORNE AIRPORT GROUND LEASE LLC, a Texas limited liability company By: /s/ Eric Lentell________________________________  Its: Chief Legal & Strategy Officer   Purchaser Execution Date: November 5, 2025 36

[***] = Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. Certain schedules, exhibits and similar attachments to this exhibit, have been omitted pursuant to Item 601(a)(5) of Regulation S-K.